UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

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MeadWestvaco Corporation

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MeadWestvaco Corporation 501 South 5th Street Richmond, Virginia 23219

March 17, 2011

Dear Fellow Stockholders:

You are cordially invited to join us at the 2011 Annual Meeting of Stockholders of MeadWestvaco Corporation. The meeting will begin at 11:00 a.m., local time, on Monday, April 18, 2011. The meeting will take place in the Duke of Windsor Room of the Waldorf=Astoria Hotel at 301 Park Avenue, New York, New York.

Please vote on all matters listed in the enclosed Notice of 2011 Annual Meeting of Stockholders. This year our proxy materials include five proposals. Your Board of Directors recommends voting FOR Proposal 1, the election of our eleven directors; FOR Proposal 2, the ratification of the appointment of our independent registered public accounting firm; FOR Proposal 3, approval of an amendment and restatement of the MeadWestvaco Corporation 2005 Performance Incentive Plan, and FOR Proposal 4, approval of an advisory resolution on executive compensation. In addition, FOR Proposal 5, approval of an advisory vote on the frequency of holding future advisory votes on executive compensation, your Board of Directors recommends a frequency of every year. Please refer to the proxy statement for detailed information on each of the proposals and the Annual Meeting.

Your interest in your company as demonstrated by the representation of your shares at our Annual Meeting is a great source of strength for your company. Your vote is very important to us and, accordingly, whether or not you expect to attend the meeting, we ask that you sign, date and promptly return the enclosed proxy.

Very truly yours,

John A. Luke, Jr.

Chairman and

Chief Executive Officer

MeadWestvaco Corporation

Notice of 2011 Annual Meeting of Stockholders

The 2011 Annual Meeting of Stockholders of MeadWestvaco Corporation will be held on Monday, April 18, 2011, at 11:00 a.m., local time, at the Waldorf=Astoria Hotel at 301 Park Avenue, New York, New York. Stockholders will be asked to vote on the following matters:

1.	To elect the eleven directors listed in the proxy statement for a term of one year each and until their successors are elected and qualified;

2.	To consider and vote upon a proposal to ratify the action of the Audit Committee of the Board of Directors in appointing PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the year 2011;

3.	To consider and vote upon an amendment and restatement of the MeadWestvaco Corporation 2005 Performance Incentive Plan;

4.	To consider and vote upon an advisory resolution on executive compensation;

5.	To consider and vote upon an advisory vote on the frequency of holding future advisory votes on executive compensation; and

6.	To transact other business that may properly come before the Annual Meeting.

All holders of common stock of record at the close of business on March 1, 2011 will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of those stockholders will be available for inspection at the executive offices of MeadWestvaco and will also be available for inspection at the Annual Meeting. Whether or not you expect to be at the meeting, please sign, date and promptly return the enclosed proxy or vote by telephone or electronically, as described on the proxy card.

Brokers are not permitted to vote on the election of directors and Proposals 3, 4 and 5 without instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker, bank or other nominee, your vote is especially important this year. Unless you vote your shares, your shares will not be voted in the election of directors or Proposals 3, 4 and 5.

By Order of the Board of Directors

Wendell L. Willkie, II

Senior Vice President, General Counsel and Secretary

March 17, 2011

Important Notice Regarding the Availability of

Proxy Materials for the Stockholder

Meeting to be Held on April 18, 2011

The proxy statement and annual report to stockholders are available at www.meadwestvaco.com/proxymaterials.

Proxy Statement

MeadWestvaco Corporation

501 South 5th Street

Richmond, Virginia 23219

Your Board of Directors is providing you with this Proxy Statement in connection with the Board’s solicitation of proxies for the 2011 Annual Meeting of Stockholders of MeadWestvaco Corporation (“MeadWestvaco” or the “company”) to be held on April 18, 2011 at 11:00 a.m., local time, at the Waldorf=Astoria Hotel, 301 Park Avenue, New York, New York, and any adjournment or postponement thereof. On or about March 17, 2011, we will mail the Proxy Statement, a proxy card, and the Annual Report of MeadWestvaco for the year 2010 to stockholders of record of MeadWestvaco common stock at the close of business on March 1, 2011. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report should not be deemed to be part of the Proxy Statement.

Who is entitled to vote at the meeting?

Only holders of record of MeadWestvaco’s common stock at the close of business on March 1, 2011 will be entitled to vote.

What are the voting rights of the holders of MeadWestvaco common stock?

Each share of outstanding common stock will be entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

Attendance at the meeting will be limited to holders of record as of March 1, 2011, or their authorized representatives (not to exceed one per stockholder), management, the Board and guests of management.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum. As of the record date, March 1, 2011, 169,643,909 shares of MeadWestvaco common stock, representing the same number of votes, were outstanding. Therefore, the presence of the holders of record of common stock representing at least 84,821,955 votes will be required to establish a quorum. Abstentions and shares represented by “broker non-votes” will be counted in determining whether there is a quorum.

How do I vote?

It is important that your stock be represented at the meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy promptly in order to be sure that your shares will be voted. If you are a registered stockholder (that is, if you hold your stock in certificate form or if you participate in the MeadWestvaco Savings Plan), and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders (that is, those who hold their stock through a broker or other nominee) who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I vote by telephone or electronically?

If you are a registered stockholder, you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. The deadline for voting by telephone or electronically is 5:00 p.m., Eastern Daylight Time, on April 17, 2011. If your shares are held in “street name,” please check your voting instruction form or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Can I change my vote after I return my proxy card?

Yes. You may revoke your proxy at any time before it is voted at the meeting by submitting a written revocation or a new proxy to the Secretary of MeadWestvaco, or by attending and voting at the Annual Meeting.

What vote is required to approve each item?

Election of Directors.    The Board of Directors has adopted a majority vote standard in uncontested director elections. Because the company did not receive advance notice under its bylaws of any stockholder nominees for directors, the 2011 election of directors is an uncontested election. To be elected in an uncontested election, a director nominee must receive more “For” votes than “Against” votes. Abstentions and broker non-votes will have no effect on the election of directors since only votes “For” or “Against” a nominee will be counted. A broker non-vote occurs when a bank, broker or other nominee does not have authority to vote on any particular item without instructions from the beneficial owner and has not received instructions.

Effect of an Incumbent Director Not Receiving the Required Vote.    MeadWestvaco is a Delaware corporation, and under Delaware law, if an incumbent director does not receive sufficient votes to be elected, that director remains in office until the director’s successor is duly elected and qualified or until the director’s death, resignation or retirement. To address this potential outcome, the Board has also adopted a director resignation policy. Under this policy, any incumbent director who is not elected in accordance with the bylaws will tender his or her resignation to the Chairman of the Board and the Nominating and Governance Committee promptly following certification of the stockholder vote. The Nominating and Governance Committee will promptly consider the resignation tendered by the director, and the Nominating and Governance Committee will recommend to the Board whether to accept the tendered resignation or reject it. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee will consider all factors deemed relevant by the members of the Nominating and Governance Committee, including, the reasons why stockholders voted “Against” the election of such director, the length of service and qualifications of the director, the director’s contributions to the company and the MeadWestvaco Corporate Governance Principles. Unless all the directors are affected, no director whose tendered resignation is under consideration will participate in the deliberative process as a member of the Nominating and Governance Committee or the process of the Board described below. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the stockholder vote. In considering the Nominating and Governance Committee’s recommendation, the Board will consider the factors considered by the Nominating and Governance Committee and such additional information deemed relevant by the Board. Following the Board’s decision, the company will promptly disclose the Board’s decision whether to accept the director’s resignation as tendered (including an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation). To the extent that one or more directors’ resignations are accepted by the Board, the Nominating and Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Other Items.    The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to: ratify the appointment of our independent registered public accounting firm (Proposal 2); approve an amendment and restatement of the MeadWestvaco Corporation 2005 Performance Incentive Plan (Proposal 3); approve an advisory resolution on executive compensation (Proposal 4); and approve the advisory vote on holding future advisory votes on executive compensation every year (Proposal 5). A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted as entitled to vote on the matter. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes will not have any effect on the outcome of votes for these items.

In addition, the NYSE listing standards contain separate approval requirements applicable to the MeadWestvaco Corporation 2005 Performance Incentive Plan (Proposal 3). Under the NYSE listing standards, approval of Proposal 3 requires the affirmative vote of the majority of votes cast, provided that the total votes cast on the proposal represent over 50% of all shares entitled to vote. For purposes of the NYSE listing standards, abstentions are treated as votes cast and therefore will have the same effect as a vote against the proposal. Broker non-votes are not considered votes cast and therefore have no effect on the outcome of the vote under the NYSE listing standards.

Although the advisory votes on Proposals 4 and 5 are non-binding, our Board will review the results of the votes and, consistent with our record of shareowner engagement, will take them into account in making subsequent determinations concerning executive compensation and the frequency of such advisory votes.

Representatives of BNY Mellon Shareowner Services, our independent stock transfer agent, will count the votes and act as the inspector of election.

What are the Board’s recommendations?

All shares of MeadWestvaco common stock entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR election of the nominated slate of eleven directors (see Item 1);

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2011 (see Item 2);

•	FOR the amendment and restatement of the MeadWestvaco Corporation 2005 Performance Incentive Plan (see Item 3);

•	FOR the advisory resolution on executive compensation (see Item 4); and

•	Approving an advisory vote on holding future advisory resolutions on executive pay every year (see Item 5).

If any other matters are properly presented for consideration at the Annual Meeting, or any adjournment or postponement thereof, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. The company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Ownership of Directors and Executive Officers

How much company stock do the company’s directors and executive officers own?

The following table shows the amount of MeadWestvaco common stock beneficially owned, unless otherwise indicated, by our directors, the executive officers named in the Summary Compensation Table and the directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed.

Name	Total Shares Beneficially Owned(1)	Options Exercisable Within 60 Days	Percent of Class Beneficially Owned
Directors
Michael E. Campbell(2)	32,577	4,455	*
Dr. Thomas W. Cole, Jr.(2)	32,141	4,455	*
James G. Kaiser(2)	37,265	3,736	*
Richard B. Kelson(2)	32,006	4,455	*
James M. Kilts(2)	17,397	0	*
Susan J. Kropf(2)	36,763	3,736	*
Douglas S. Luke(2)(3)	69,369	4,455	*
John A. Luke, Jr.(4)	2,091,947	1,700,563	1.2%
Robert C. McCormack(2)	33,547	4,455	*
Timothy H. Powers(2)	20,330	0	*
Edward M. Straw (2)	20,105	0	*
Jane L. Warner(2)	33,547	4,455	*

Other Named Executive Officers
James A. Buzzard(5)	824,982	705,676	*
E. Mark Rajkowski(5)	466,603	374,181	*
Wendell L. Willkie, II(5)	407,862	344,687	*
Mark S. Cross(5)	191,645	166,533	*
All Directors and Executive Officers as a Group (24 persons)	5,511,487	4,299,742	3.2%

*	Less than 1% of MeadWestvaco common stock.

(1)	Information concerning beneficial ownership of shares is as of March 1, 2011, the most recent practicable date. Includes the number of shares that each such person beneficially owns as of March 1, 2011, including shares such person has the right to acquire within 60 days thereafter (shares that can be acquired within 60 days thereafter are also set forth in the column “Options Exercisable Within 60 Days”).

(2)	Each non-employee director holds 27,152 stock units (representing the same number of shares of MeadWestvaco common stock) granted under the MeadWestvaco Corporation Compensation Plan for Non-Employee Directors, with the exception of Mr. Straw, who holds 20,105 stock units, Mr. Powers, who holds 19,330 stock units, and Mr. Kilts, who holds 17,397 stock units. The rights of each non-employee director in respect of these stock units are vested at all times, and distributions of the stock units are required to be made in MeadWestvaco common stock on the earliest practicable date following the end of the calendar quarter in which the director’s board membership is terminated.

(3)	Includes 2,978 MeadWestvaco shares held in a trust of which Mr. Luke is a co-trustee. Includes 34,784 shares owned by Mr. Luke that serve as collateral security for a line of credit.

(4)	Includes 38,033 MeadWestvaco shares held indirectly through employee benefit plans and 31,264 shares held in trust for or by members of Mr. Luke’s immediate family.

(5)	Includes MeadWestvaco shares held indirectly through employee benefit plans by Messrs. Buzzard, Rajkowski, Willkie and Cross in the amounts of 26,129 shares, 3,030 shares, 15,569 shares and 4,166 shares, respectively.

Ownership of Certain Beneficial Owners

Who are the largest owners of the company’s stock?

Based upon Schedule 13D and 13G filings with the Securities and Exchange Commission, the following investment advisers are believed to have beneficial ownership (as defined for certain purposes by the Securities and Exchange Commission) as of December 31, 2010 of more than 5% of the company’s common stock by virtue of having investment authority and, to some extent, voting authority over the number of shares indicated.

	Shares	Percent of Class*
BlackRock, Inc.(1) 40 East 52nd Street New York, New York 10022	22,108,783	13.1%

Capital World Investors(2) 333 South Hope Street Los Angeles, CA 90071	11,170,000	6.6%

Capital Research Global Investors(3) 333 South Hope Street Los Angeles, CA 90071	10,799,064	6.4%

T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, MD 21202	8,747,766	5.2%

*	As of December 31, 2010, based on 168,324,173 shares outstanding as of that date.

(1)	Based on Schedule 13G/A filed by BlackRock, Inc. on January 10, 2011. The reporting person has sole voting power with respect to 22,108,783 shares, shared voting power with respect to no shares, sole dispositive power with respect to 22,108,783 shares and shared dispositive power with respect to no shares.

(2)	Based on Schedule 13G/A filed by Capital World Investors on February 14, 2011. The reporting person has sole voting power with respect to 11,170,000 shares, shared voting power with respect to no shares, sole dispositive power with respect to 11,170,000 shares, and shared dispositive power with respect to no shares.

(3)	Based on Schedule 13G/A filed by Capital Research Global Investors on February 11, 2011. The reporting person has sole voting power with respect to 10,799,064 shares, shared voting power with respect to no shares, sole dispositive power with respect to 10,799,064 shares, and shared dispositive power with respect to no shares.

(4)	Based on Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 11, 2011. The reporting person has sole voting power with respect to 1,804,867 shares, shared voting power with respect to no shares, sole dispositive power with respect to 8,747,766 shares and shared dispositive power with respect to no shares. These securities are owned by various individual and institutional investors which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

The MeadWestvaco stock ownership plans for salaried and hourly employees held, as of March 1, 2011, an aggregate amount of 9,631,526 MeadWestvaco shares, or approximately 5.7% of the total outstanding shares as of that date, for which full voting rights are exercisable by members of the plans. As of that date, there were approximately 11,370 participants in these plans.

Corporate Governance

1.    Election of Directors

The Board of Directors of the company, pursuant to the company’s bylaws, has determined that the number of directors of the Company will be eleven with the retirement of Mr. Edward M. Straw on April 18, 2011. Pursuant to the company’s bylaws, each director is elected annually. Directors in this uncontested election will be elected if the director nominee receives more “For” votes than “Against” votes. There is no provision for cumulative voting in the election of directors. At the meeting, the Corporate Secretary or Assistant Secretary named in the enclosed proxy (or a substitute) will, if authorized, vote the shares covered by such proxy for election of the eleven nominees for directors.

The present nominees, Michael E. Campbell, Dr. Thomas W. Cole, Jr., James G. Kaiser, Richard B. Kelson, James M. Kilts, Susan J. Kropf, Douglas S. Luke, John A. Luke, Jr., Robert C. McCormack, Timothy H. Powers and Jane L. Warner, if elected, will be elected for terms expiring at the 2012 Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors unanimously recommends a vote FOR the named nominees. Should any of these nominees become unavailable for election for any reason presently unknown, the Corporate Secretary or Assistant Secretary named in the enclosed proxy (or a substitute) will vote for the election of such other person or persons, if any, as the Board of Directors may recommend, or the Board may decrease the size of the Board.

All of the preceding eleven persons currently serve as directors of MeadWestvaco and have done so since the combination of The Mead Corporation and Westvaco Corporation was completed in January 2002 with the exception of Timothy H. Powers who became a director in January 2006 and James M. Kilts who became a director in October 2006. Set forth on the following pages is the principal occupation of, and certain other information regarding the director nominees.

Nominees for Election as Directors

Name	Age*	Director of MeadWestvaco Since
MICHAEL E. CAMPBELL	63	2002
Chairman, President and Chief Executive Officer, Arch Chemicals, Inc., a global biocides company, since 1999. Director: American Chemistry Council, National Association of Manufacturers, Milliken & Company. Officer, Society of Chemical Industry.

DR. THOMAS W. COLE, JR.	70	2002
Interim President of the Interdenominational Theological Center, an educational group, 2009-2010. Interim Chancellor, University of Massachusetts at Amherst, 2007-2008. President and Chief Executive Officer, Great Schools Atlanta, an educational organization, 2004-2006. President Emeritus since 2002 and President, 1989-2002, Clark Atlanta University. Chairman, The Quality Education for Minorities Network.

JAMES G. KAISER	68	2002
Chairman and Chief Executive Officer, Avenir Partners, Inc., an automotive business, since 1998. Manager, Kaiser Ridgeway LLC, a business development company, since 2002. Chairman and Chief Executive Officer, Pelican Banners & Signs, Inc., 2001-2003. President and Chief Executive Officer, Quanterra Incorporated 1994-1996. Director, Sunoco, Inc.

RICHARD B. KELSON	64	2002
Private equity investor and advisor to middle-market companies. President and Chief Executive Officer, Servco Holdings, LLC and Servco, LLC, a strategic sourcing and supply chain management company, since 2009. Operating Advisor, Pegasus Capital Advisors, L.P., a private equity fund manager, 2006-2009. Chairman’s Counsel, Alcoa, Inc., a global manufacturer of aluminum and aluminum based products, 2006; Executive Vice President and Chief Financial Officer, 1997-2005. Director: PNC Financial Services, Commercial Metals Company, KaBOOM!, Inc. Former director, Lighting Science Group Corporation, 2007-2010. Member, University of Pittsburgh School of Law Board of Visitors.

JAMES M. KILTS	63	2006
Founding Partner, Centerview Partners Management LLC, a private equity firm, since 2006. Vice Chairman, The Procter & Gamble Company, a global consumer products company, 2005-2006. Chairman, President and Chief Executive Officer, The Gillette Company, a global consumer products company, 2001-2005. President and Chief Executive Officer, Nabisco Holdings Corporation, 1998-2000. Director: Metropolitan Life Insurance Company, Pfizer, Inc. Former director, The New York Times Company, 2005-2008. Chairman of Supervisory Board, The Nielsen Company, B.V. Member: Board of Trustees, Knox College, Board of Trustees, University of Chicago, Board of Overseers of Weill Cornell Medical College.

SUSAN J. KROPF	62	2002
President and Chief Operating Officer, Avon Products, Inc., a global manufacturer and marketer of beauty and related products, 2001-2006; Director, 1998-2006. Director: Coach, Inc., The Kroger Company, The Sherwin-Williams Company, Wallace Foundation.

*	Ages of directors are as of March 1, 2011.

Nominees for Election as Directors

Name	Age*	Director of MeadWestvaco Since
DOUGLAS S. LUKE	69	2002
President and Chief Executive Officer, HL Capital, Inc., a private investment company with diversified interests in marketable securities and private equities, since 1999. Director, Regency Centers Inc. Trustee, The Adirondack Nature Conservancy/Adirondack Land Trust.

JOHN A. LUKE, JR.	62	2002
Chairman and Chief Executive Officer, MeadWestvaco Corporation, since 2002. Chairman, President and Chief Executive Officer, MeadWestvaco, 2002-2003. Chairman, President and Chief Executive Officer, Westvaco Corporation, 1996-2002. Director: American Forest and Paper Association, The Bank of New York Mellon, The Timken Company, FM Global, National Association of Manufacturers. Trustee: American Enterprise Institute for Public Policy Research, Richmond Performing Arts Center, Virginia Museum of Fine Arts.

ROBERT C. McCORMACK	71	2002
Founding Partner, Trident Capital, Inc., a private equity investment firm, 1993-2004, Advisory Director, since 2004. Director: Illinois Tool Works, Inc., The Northern Trust Corporation, Performance Equity Management, LLC, The Rehabilitation Institute of Chicago, Naval Institute Foundation, Poetry Foundation, Marine Corps Law Enforcement Foundation. Former director, DeVry, Inc., 1995-2009.

TIMOTHY H. POWERS	62	2006
Chairman, President and Chief Executive Officer, Hubbell Incorporated, a manufacturer of electrical products, since September 2004; President and Chief Executive Officer, 2001-2004; Senior Vice President and Chief Financial Officer, 1998-2001. Director, National Electrical Manufacturers Association. Board of Trustees, Manufacturers Alliance/MAPI.

JANE L. WARNER	64	2002
Executive Vice President, since 2007, Group Vice President, 2005-2007, Worldwide Finishing Systems, Illinois Tool Works, Inc., a global industrial products company. President, Plexus Systems, 2004-2005. Vice President, EDS and President, Global Manufacturing and Communications Industries, 2002-2004, Managing Director, Automotive Industry Group, 2000-2002. Director: Tenneco Corporation, John G. Shedd Aquarium.

*	Ages of directors are as of March 1, 2011.

Director Compensation

How are directors compensated?

Each non-employee director of the company receives $65,000 as an annual cash retainer for service as a director. Board members may elect to defer this compensation under the MeadWestvaco Corporation Compensation Plan for Non-Employee Directors. Directors have the opportunity to defer all or a portion of their annual cash retainer. Directors who are also employees of the company receive no additional compensation for service as a director. Effective April 18, 2011 the annual cash retainer will increase by $10,000.

Each year, non-employee directors also receive a grant of MeadWestvaco stock units equivalent to $85,000 at the time of grant. Distributions of stock units are made in MeadWestvaco common stock upon termination of a director’s board membership. Effective April 18, 2011 the value of the annual grant of stock units will increase by $15,000.

In addition to the compensation described above, the Audit Committee Chair receives a $20,000 annual retainer, the Compensation and Organization Development Committee Chair receives a $15,000 annual retainer and the Chair of each of the standing Committees receives an annual retainer of $10,000. Each of the members of the Audit Committee, other than the Chair, receives an annual retainer of $10,000. The lead director receives an annual retainer of $25,000.

How often did the Board meet during 2010?

During 2010, the Board of Directors met six times, and no incumbent director attended fewer than 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held in 2010 while he or she was a director and (2) the total number of meetings held in 2010 by all committees of the Board of Directors on which he or she served while he or she was a director.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash $(1)	Stock Awards $(2)	All Other Compensation $(3)	Total Compensation $
Michael E. Campbell	$90,000	$85,000	$0	$175,000
Dr. Thomas W. Cole, Jr.	$65,000	$85,000	$0	$150,000
James G. Kaiser	$75,000	$85,000	$0	$160,000
Richard B. Kelson	$85,000	$85,000	$2,500	$172,500
James M. Kilts	$65,000	$85,000	$5,000	$155,000
Susan J. Kropf	$80,000	$85,000	$0	$165,000
Douglas S. Luke	$65,000	$85,000	$3,750	$153,750
Robert C. McCormack	$75,000	$85,000	$2,500	$162,500
Timothy H. Powers	$85,000	$85,000	$0	$170,000
Edward M. Straw*	$75,000	$85,000	$0	$160,000
Jane L. Warner	$85,000	$85,000	$0	$170,000

*	Mr. Straw will retire from MeadWestvaco’s Board of Directors on April 18, 2011.

(1)	This column includes fees earned or paid in cash, representing the annual retainer, and where applicable the lead director retainer, the committee chair retainers and the audit committee member retainer.

(2)	The amounts shown in this column represent the aggregate grant date fair value of stock units granted in 2010 to non-employee directors computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note K to the company’s audited financial statements for the year ended December 31, 2010 included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011.

(3)	The amounts included in this column represent matching contributions by the MeadWestvaco Foundation with respect to charitable contributions made by the director. The MeadWestvaco Foundation provides for a maximum annual dollar amount for matching funds of $2,500 per calendar year for two designated programs (for an annual total amount of $5,000).

(4)	The table below reflects for each director, the aggregate number of outstanding stock and option awards at December 31, 2010. In January 2004 the Board of Directors discontinued the practice of providing an automatic annual grant of stock options to each director.

	Stock Options	Phantom Stock Grants	Total Shares Subject to Outstanding Awards as of December 31, 2010
Michael E. Campbell	4,455	26,921	31,376
Dr. Thomas W. Cole, Jr.	4,455	26,921	31,376
James G. Kaiser	4,472	26,921	31,393
Richard B. Kelson	4,455	26,921	31,376
James M. Kilts	0	17,249	17,249
Susan J. Kropf	4,472	26,921	31,393
Douglas S. Luke	4,455	26,921	31,376
Robert C. McCormack	4,455	26,921	31,376
Timothy H. Powers	0	19,126	19,126
Edward M. Straw	0	19,894	19,894
Jane L. Warner	4,455	26,921	31,376

Board Committees

What committees has the Board established?

MeadWestvaco currently has five principal standing committees of the Board of Directors: Audit; Compensation and Organization Development; Finance; Nominating and Governance; and The Committee on Safety, Health and the Environment. Each of these committees operates under a written charter adopted by the Board of Directors and included on the company’s website at the following address http://www.meadwestvaco.com/InvestorRelations/CorporateGovernance/index.htm. Printed copies are available to any stockholder upon request. MeadWestvaco also has an Executive Committee that may be convened under certain circumstances when a special meeting of the Board of Directors is not practical or is not warranted.

The current members of the Board committees are as follows:

Audit	Finance
Richard B. Kelson, Chairman	Robert C. McCormack, Chairman
James G. Kaiser	Michael E. Campbell
Timothy H. Powers	James M. Kilts
Edward M. Straw*	Susan J. Kropf
Jane L. Warner	Douglas S. Luke
(all non-employee directors)	(all non-employee directors)

Compensation and Organization Development	Nominating and Governance
Susan J. Kropf, Chairman	Timothy H. Powers, Chairman
Dr. Thomas W. Cole, Jr.	Michael E. Campbell
Richard B. Kelson	James M. Kilts
James M. Kilts	Robert C. McCormack
Timothy H. Powers	(all non-employee directors)
(all non-employee directors)

Executive	Safety, Health and Environment
John A. Luke, Jr., Chairman	Jane L. Warner, Chairman
Michael E. Campbell	Dr. Thomas W. Cole, Jr.
Richard B. Kelson	James G. Kaiser
Susan J. Kropf	Douglas S. Luke
Robert C. McCormack	Edward M. Straw*
Timothy H. Powers	(all non-employee directors)

Jane L. Warner

*	Mr. Straw will retire from MeadWestvaco’s Board of Directors on April 18, 2011.

The functions of the current Board committees are as follows:

Audit Committee

Assists the Board of Directors in fulfilling its responsibilities to stockholders, potential stockholders and the investment community relating to corporate accounting, reporting practices of the company and the quality and integrity of the financial reports of the company. The Committee assists the Board of Directors in reviewing and monitoring (1) the integrity of the financial statements of the company and internal control over financial reporting, (2) the compliance by the company with legal and regulatory requirements, (3) the independence and qualifications of the company’s independent registered public accounting firm and (4) the performance of the company’s internal audit function and independent registered public accounting firm. Included within the scope of its responsibilities the Committee meets periodically with management to review the company’s risk assessment and risk management policies. The Audit Committee also has sole authority to appoint and replace the independent registered public accounting firm, subject to stockholder ratification. None of the members serve on more than three audit committees. All members are “financially literate” under New York Stock Exchange listing standards, and at least one member has such accounting or related financial management expertise as to be considered a “financial expert” under Securities and Exchange Commission rules. The Board has designated the Audit Committee Chair, Richard B. Kelson and Committee member Timothy H. Powers as “audit committee financial experts” as a result of their experience in senior corporate executive positions with financial oversight responsibilities. The Audit Committee met six times in 2010.

Compensation and Organization Development Committee

Reviews and approves the company’s compensation philosophy. It is charged with the responsibility for assuring that officers and key management personnel are effectively compensated in terms that are motivating, internally equitable and externally competitive. The Committee approves compensation of the company’s executive officers including the Leadership Team (the Chairman and Chief Executive Officer and his direct reports), reviews compensation for remaining senior management, sets the criteria for awards under incentive compensation plans and determines whether such criteria have been met. The Committee seeks to ensure that the company’s compensation policies and plans are appropriately aligned with the company’s strategic objectives to protect and enhance shareholder value. The Committee generally oversees policies and practices of the company that advance its organization development, including succession planning as well as those designed to achieve the most productive engagement of the company’s workforce and the attainment of greater diversity. The Compensation and Organization Development Committee met six times in 2010. The details of the process and procedures followed by the Committee are disclosed in the Compensation Discussion and Analysis and report of the Compensation and Organization Development Committee at page 21.

Executive Committee

Provides for the exercise of certain powers of the Board between meetings of the Board when a special meeting of the Board is not practical or is not warranted. The Executive Committee did not meet in 2010.

Finance Committee

Oversees the company’s financial affairs and recommends those financial actions and policies that are most appropriate to accommodate the company’s operating strategies while maintaining a sound financial condition. The Committee reviews the company’s capital structure, financial plans, policies and requirements as well as strategic actions proposed by the company’s management. Included within the scope of its responsibilities the Committee oversees the company’s risk management programs and activities, and meets periodically with management to review the company’s strategic and financial risk exposures and the steps management has taken to monitor and control such exposures. The Committee also reviews funding recommendations concerning the company’s pension plans together with the investment performance of such plans and the company’s risk management policies and practices. The Finance Committee met three times in 2010.

Nominating and Governance Committee

Studies and makes recommendations concerning the qualifications of all directors, and selects and recommends candidates for election and re-election to the Board and persons to fill vacancies on the Board, as well as the compensation paid to non-employee directors. The Committee also reviews and considers other matters of corporate governance, including trends and emerging expectations, as well as best practices. In advising the Board and management, the Committee may consider a range of governance matters, including Board structure, Board composition, committees and criteria for committee appointment, Board meeting policies, and the ongoing relationship between the Board and management. The Nominating and Governance Committee met four times in 2010.

The Committee on Safety, Health and the Environment

Reviews implementation of the company’s workplace safety and health program. The Committee also reviews the stewardship of the company with respect to conservation of natural resources and its ability to protect the natural environment. The Committee receives regular reports from management, reviews safety, health and environmental matters with management, including the company’s compliance record and programs, and makes recommendations as needed. Included within the scope of its responsibilities the Committee meets periodically with management to review the company’s property risk exposures, as well as operational risk exposures impacting safety, health and the environment, and the steps management has taken to monitor and control such exposures. The Committee on Safety, Health and the Environment met two times in 2010.

Corporate Governance Principles

MeadWestvaco’s Corporate Governance Principles, adopted by the Board of Directors in January 2003 and subsequently amended, address, among other things, standards for evaluating the independence of the company’s directors. The full text of the Principles, which contain the Board’s independence standards, is available on the company’s website at the following address:

http://www.meadwestvaco.com/InvestorRelations/CorporateGovernance/index.htm and printed copies are available to any stockholder upon request by calling 1-800-432-9874.

Pursuant to the Principles, the Board, with the support of the Nominating and Governance Committee, reviewed the independence of directors in February 2010. Transactions and relationships, if any, between each director or any member of his or her immediate family and the company and its subsidiaries were considered. As provided in the Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. The Committee reviewed whether there were commercial, banking, consulting, legal, accounting, charitable and familial relationships between the company and individual directors or their immediate family members. None of the company’s non-employee directors has received compensation from the company other than in his or her capacity as a director. None of the company’s non-employee directors or any members of their immediate family are executive officers at a company where, in the preceding three years, the annual payments to or payments from MeadWestvaco for property or services in any single fiscal year exceeded two percent of the annual consolidated gross revenues of the company at which he or she served as an executive officer. None of the company’s non-employee directors serve as executive officers of a tax-exempt organization where, in the preceding three years, the company’s contributions to the organization in any single fiscal year exceeded the lesser of $1,000,000 or two percent of that organization’s consolidated gross revenues. The Committee identified two directors, Mr. Michael E. Campbell and Ms. Jane L. Warner, who currently serve as executive officers of a company that in the last three fiscal years transacted business with MeadWestvaco on a routine basis under standard commercial terms. In the case of Mr. Campbell, sales of products between Arch Chemicals, Inc. and MeadWestvaco were zero in 2010 and in 2009 and 2008 were less than a tenth of a percent of the annual consolidated gross revenues of the company at which Mr. Campbell serves as an executive officer, which is well under the independence thresholds established by the Board. In the case of Ms. Warner, who became an executive officer of Illinois Tool Works, Inc. in 2007, MeadWestvaco sales of product to such company were zero in 2010 and in 2009 and 2008 were approximately a fifteenth of one percent of the annual consolidated revenues of such company, which is well under the independence thresholds established by the Board. Mr. Campbell, Mr. Kaiser, Mr. Kilts, Ms. Kropf, and Mr. McCormack are directors of companies with which MeadWestvaco does business. The amount that MeadWestvaco paid to or received from each of these companies in each of the last three fiscal years for goods and services is well below one percent of the annual consolidated gross revenues of these companies.

As a result of this review, the Board affirmatively determined that, with the exception of John A. Luke, Jr., the Chairman and Chief Executive Officer of the company, all of the directors, including each of the members of the Audit, Compensation and Organization Development, and Nominating and Governance Committees, are independent of the company under the standards set forth in the Corporate Governance Principles and the New York Stock Exchange listing standards: Mr. Campbell, Dr. Cole, Mr. Kaiser, Mr. Kelson, Mr. Kilts, Ms. Kropf, Mr. Douglas Luke, Mr. McCormack, Mr. Powers and Ms. Warner. The Board determined in 2010 that Mr. Straw (who will retire from the Board on April 18, 2011) was an independent director.

MeadWestvaco Nominating and Governance Committee

Charter

The Board of Directors of MeadWestvaco adopted a Nominating and Governance Committee charter on January 30, 2002 that was subsequently amended. The Nominating and Governance Committee Charter is included on the company’s website at the following address: http://www.meadwestvaco.com/InvestorRelations/CorporateGovernance/index.htm and printed copies are available to any stockholder upon request. The charter sets forth the purposes, goals and responsibilities of the Committee. The charter also provides that the Committee annually evaluates its performance. In accordance with the company’s Corporate Governance Principles, the members of the Nominating and Governance Committee are required to be independent directors under the criteria established by the Board, consistent with the requirements of the New York Stock Exchange.

Director Candidates

In accordance with the Corporate Governance Principles, the Nominating and Governance Committee is responsible for recommending qualified individuals for membership on the Board of Directors. The Committee is dedicated to periodically reviewing with the Board the requisite qualifications of Board members as well as the composition of the Board as a whole. This assessment addresses independence of Board members, as well as the consideration of professional expertise, educational background, experience, judgment, knowledge and other factors that promote diversity of views and experience in the context of the needs of the Board. General criteria for the nomination of all director candidates include:

•	the highest integrity and ethical standards;

•	the ability to provide wise and informed guidance to management;

•	a willingness to pursue thoughtful, objective inquiry on important issues before the company;

•	a commitment to enhancing stockholder value; and

•	a range of experience and knowledge commensurate with the company’s needs as well as the expectations of knowledgeable investors.

The Board succession plan states that the Committee seeks the following additional attributes:

•	a demonstrated track record of success;

•	independence, objectivity, perspective and judgment;

•	willingness to challenge prevailing opinion;

•	capacity for teamwork and compatibility with other Board members;

•	specific knowledge in significant areas; and

•	consistent availability.

In addition, the background and specific competencies of candidates are considered. These include business management, financial expertise, manufacturing background, marketing experience, knowledge of the packaging industry, global business experience, innovation, service in government, academia or other public sector professions and independence under the standards of the New York Stock Exchange. The Committee assesses the effectiveness of this objective when evaluating new director candidates and when assessing the composition of the Board.

The Committee has recommended to the Board, and the Board has approved the nomination of eleven of the current twelve Board members (Mr. Straw will retire from the Board on April 18, 2011) for election as director for a term of one year and until their successors are elected and qualified. All eleven nominees were identified and proposed as candidates for service on the company’s Board based on their record of service and individual contributions to the overall mission and responsibilities of the Board under MeadWestvaco’s Corporate Governance Principles. In addition, the Committee and the Board considered a number of additional factors in the selection of the nominees including but not limited to the following:

(1)	for Michael E. Campbell, his background, experience and judgment as chief executive officer of a major publicly traded manufacturing company which provides him with leadership, business and governance skills that benefit our Board;

(2)	for Dr. Thomas W. Cole, Jr., his professional and scientific experience and background and judgment as executive for institutions of higher education which provides him with leadership and governance skills that benefit our Board;

(3)	for James G. Kaiser, his background, experience and judgment as an executive officer for companies in the manufacturing and service sectors which provides him with leadership, business perspective and operating skills that benefit our Board;

(4)	for Richard B. Kelson, his background, experience and judgment as an executive officer for a major publicly traded global company in the areas of finance, safety and environment and legal which provides him with leadership, governance and financial expertise that benefit our Board;

(5)	for James M. Kilts, his background, experience and judgment as chief executive officer of major publicly traded global consumer products companies which provides valuable leadership, business perspective and governance skills that benefit our Board;

(6)	for Susan J. Kropf, her background, experience and judgment as an executive officer of a major publicly traded global consumer products company which provides valuable leadership, business perspective and governance skills that benefits our Board;

(7)	for Douglas S. Luke, his background, experience and judgment as chief executive officer of a financial investment company which provides valuable leadership and financial expertise that benefits our Board;

(8)	for John A. Luke, Jr., his background, experience and judgment, and his unique knowledge and understanding of MeadWestvaco’s operations as chief executive officer of the company which provides him with valuable leadership, business and governance skills that benefit our Board;

(9)	for Robert C. McCormack, his background, experience and judgment as partner and senior executive of a financial investment company which provides valuable leadership and financial expertise that benefits our Board;

(10)	for Timothy H. Powers, his background, experience and judgment as chief executive officer and chief financial officer of a major publicly traded manufacturing company which provides him with broad leadership, management and governance skills that benefit our Board; and

(11)	for Jane L. Warner, her background, experience and judgment as an executive officer for major publicly traded manufacturing companies which provides valuable leadership, operational and business expertise that benefit the Board.

As indicated above, the substantial business and professional background and experience, as well as the considerable knowledge and judgment of each member of the MeadWestvaco Board is directly relevant to and supportive of the Board’s ongoing deliberations regarding the important matters before it, including the oversight of the company’s business and its management, as well as the execution of the company’s strategy.

Stockholder Recommendations for Director Candidates

The Nominating and Governance Committee will consider stockholder recommendations for nominees to the Board of Directors. Stockholders’ recommendations for nominees of directors should also provide to the Nominating and Governance Committee the information as set forth in the company’s bylaws with respect to any individual they wish to recommend and such recommendations are treated in the same manner as other recommendations for nominees for director. In addition, any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors in accordance with the requirements, including timing information, set forth in the company’s bylaws.

Code of Conduct

The MeadWestvaco Code of Conduct applies to all MeadWestvaco directors and employees worldwide, including the Chief Executive Officer and the Chief Financial Officer. These policies and principles support the company’s core values of integrity, respect for the individual, commitment to excellence and teamwork. The Code of Conduct can be found on the company’s website at the following address: http://www.meadwestvaco.com/InvestorRelations/CorporateGovernance/index.htm and printed copies are available to any stockholder upon request. Any future changes or amendments to our Code of Conduct and any waiver of our Code of Conduct that applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, or member of the Board of Directors, will be posted to: http://www.meadwestvaco.com/InvestorRelations/CorporateGovernance/index.htm.

Contact MeadWestvaco Board

Anyone who wants specifically to raise a concern to the Board of Directors, the non-management members of the Board of Directors, or the lead director, including concerns about the company’s accounting, internal accounting controls or auditing matters, may contact the Chair of the Audit Committee directly. Such communications will also be received and reviewed by the General Counsel and treated as confidentially as possible, consistent with ensuring appropriate and careful review of the matter. Communications may be anonymous. The Chair of the Audit Committee will report as appropriate to the Board of Directors regarding such concerns. The company’s Code of Conduct prohibits any employee from taking any adverse action against anyone who in good faith raises a concern about business integrity.

To convey a concern to the Chair of the Audit Committee, you may call 1-888-536-1502, or write to: Audit Committee Chair, MeadWestvaco Corporation, Attention: General Counsel, 501 South 5th Street, Richmond, Virginia 23219-0501. If preferred, concerns may be emailed using the form set forth at the following address: http://www.meadwestvaco.com/shared/contactboard.nsf/email. Inclusion of your name and email address is optional.

Director Attendance at Annual Meetings

Directors are invited and encouraged to attend the company’s Annual Meeting of Stockholders. All directors attended the 2010 meeting.

Board Leadership Structure

MeadWestvaco’s business is conducted by its officers, managers and employees under the direction of the chief executive officer (“CEO”) and the oversight of the Board of Directors. Currently, Mr. John A. Luke, Jr. serves as Chairman of the Board and CEO. The Board believes that a single person, acting in the capacities of Chairman and CEO, serves as the most effective bridge between the Board and management and provides critical leadership for carrying out the company’s strategic initiatives and confronting its challenges. The Board believes that the company can most effectively execute its strategy and business plans to maximize stockholder value if the Chairman of the Board is also a member of the management team. Notwithstanding the foregoing, the company has adopted various policies to provide for a strong and independent board. All directors, with the exception of the Chairman, are independent as defined under NYSE regulations, and all Committees of the Board (with the exception of the Executive Committee) are made up entirely of independent directors. In addition, the Board and Nominating and Governance Committee have assembled a Board comprised of capable and experienced directors who are currently or have recently been leaders of major companies or institutions, are independent thinkers and have a wide range of expertise and skills.

In addition, in 2007 the independent directors of the Board established the position of an independent lead director. Among the responsibilities of the lead director is to serve as chair of executive session meetings of non-management directors. Mr. Michael E. Campbell has been designated as lead director to serve for an initial term of three years, which was extended by the Board for an additional three year term in 2010. The lead director’s duties and responsibilities include: (i) presiding at all meetings of the Board at which the Chairman and CEO is not present, including executive sessions of the independent directors; (ii) orchestrating dialogue among the independent directors to enhance productivity of conversations with management; (iii) serving as liaison between the Chairman and CEO and the independent directors; (iv) working with the Chairman and CEO in developing the Board’s agenda, including the review of the form of information sent to the Board, and proposed meeting schedules to assure that there is sufficient time for discussion of all agenda items; and (v) in extraordinary circumstances (for example, the incapacity of the Chairman and CEO) serving as the Board’s representative for consultation with management, shareholders and other interested parties. Based on these duties and responsibilities, the Board believes that the lead director provides an effective balance to the combined role of CEO and Chairman.

Additionally, the Board regularly meets in executive session without the presence of management. The lead director presides at these meetings and provides the Board’s guidance and feedback to the Chairman and the company’s management team. Further, the Board has full access to the company’s leadership team.

Executive Sessions

The non-management directors met in executive session at each of the six regularly scheduled Board meetings in 2010. The lead director chairs the executive sessions and reports back as appropriate to the Chief Executive Officer.

Board’s Role in the Oversight of Risk

Under the MeadWestvaco Corporate Governance Principles, it is the duty of the Board to oversee the management of MeadWestvaco’s business, including the oversight of risk. The company’s Leadership Team is responsible for the comprehensive management of all material risks to the company’s businesses. The Board, in its oversight role, periodically reviews the company’s risk management policies and programs to ensure risk management is consistent with the company’s corporate strategy and effective in fostering a culture of risk-aware and risk-adjusted decision-making throughout the organization. The company’s risk management program functions to bring to the Board’s attention the company’s most material risks for evaluation, including strategic, operational, financial and legal risks.

The Board and its Committees work with the company’s Leadership Team to promote and cultivate a corporate culture and environment that incorporates enterprise-wide risk management into corporate strategy and business operations. The Board has delegated to its Committees responsibility to evaluate elements of the company’s risk management program based on each Committee’s expertise and applicable regulatory requirements. Each Committee coordinates and reports on its risk assessment review with other Committees and the full Board. In evaluating risk, the Board and its Committees consider whether the company’s risk programs adequately identify material risks the company faces in a timely manner; implement appropriate risk management strategies that are responsive to such material risk; and adequately transmit necessary information with respect to material risks within the organization.

Director Stock Ownership

In February 2005, the Board approved stock ownership guidelines for non-employee directors pursuant to which non-employee directors are encouraged to own, at a minimum, MeadWestvaco stock or stock units equal to three times their annual cash retainer within three years of joining the Board. Discretion may be applied in periods of volatile markets.

Certain Relationships and Related Transactions

The Board recognizes that Related Person Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that company decisions are based on considerations other than the best interests of the company and its stockholders. In January 2007, the Board delegated authority to the Nominating and Governance Committee (the “N&G Committee”) to review and approve Related Person Transactions, and the Committee has adopted a written policy and procedures set forth below for the review, approval, or ratification of Related Person Transactions. A “Related Person Transaction” is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the company is a participant, and (c) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A “Related Person” is any (a) person who is an executive officer, director or nominee for election as a director of the company, (b) greater than 5 percent beneficial owner of the company’s outstanding common stock, or (c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of a person. The N&G Committee shall review all of the relevant facts and circumstances of all Related Person Transactions that require the N&G Committee’s approval and either approve or disapprove of the entry into the Related Person Transaction, subject to the following exceptions:

•

employment of an executive officer, who is not an immediate family member of another executive officer or director of the company (provided compensation approved by the Compensation and Organization Development Committee of the Board);

•	compensation paid to a director approved by the Board;

•

any transaction with another company for which a Related Person’s only relationship is as (i) an employee (other than an executive officer) or director, (ii) a beneficial owner of less than 10 percent of that company’s outstanding equity, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2 percent of that company’s total annual revenue;

•

any charitable contribution, grant or endowment by MeadWestvaco to a charitable organization, foundation or university where a Related Person’s only relationship is as an employee (other than an executive officer) or director, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2 percent of the charitable organization’s total annual receipts;

•	transactions where all stockholders received proportional benefits.

In determining whether to approve or ratify a Related Person Transaction, the N&G Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms that are or would be generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

Report of the Audit Committee of the Board of Directors

Membership and Role of the Audit Committee

The Audit Committee consists of five members of the company’s Board of Directors. Each member of the Audit Committee is independent and possesses other qualifications as required by the New York Stock Exchange. All of the members of the Audit Committee, moreover, are independent of the company under the standards set forth in the Corporate Governance Principles. The Audit Committee operates under a written charter adopted by the Board of Directors. The full text of the Audit Committee Charter is included on the company’s website at the following address: http://www.meadwestvaco.com/InvestorRelations/CorporateGovernance/index.htm and printed copies are available to any stockholder upon request.

The primary function of the Audit Committee is to assist the Board of Directors in reviewing and monitoring (1) the integrity of the financial statements of the company and internal control over financial reporting, (2) the compliance by the company with legal and regulatory requirements, (3) the independence and qualifications of the company’s independent registered public accounting firm and (4) the performance of the company’s internal audit function and independent registered public accounting firm.

Review of the Company’s Audited Financial Statements for the Year Ended December 31, 2010 and Internal Control over Financial Reporting as of December 31, 2010

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm for 2010, is responsible for auditing those financial statements and the company’s internal control over financial reporting. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Standards. The Audit Committee also received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence (Independence Discussion with Audit Committees), and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from MeadWestvaco and its management. The Audit Committee has reviewed and discussed the audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting with management.

The Audit Committee of MeadWestvaco reviewed and discussed the foregoing as reflected in the minutes of the Audit Committee, and on the basis of that review and those discussions, recommended to the Board of Directors that the audited financial statements of MeadWestvaco for the year ended December 31, 2010 be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing by MeadWestvaco with the United States Securities and Exchange Commission.

The Audit Committee met six times in 2010. After each meeting, the Audit Committee met in executive sessions with the independent registered public accounting firm and the director of internal audit to review, among other things, staffing, the audit plan and reports on effectiveness of internal control over financial reporting.

The Audit Committee approved 100% of the audit, audit-related, tax and other services for the company performed by the independent registered public accounting firm in 2010 and 2009.

The Audit Committee concluded that the provision of non-audit services in 2010 and 2009 by PricewaterhouseCoopers LLP was compatible with their independence.

Submitted by:

Richard B. Kelson, Chairman	Edward M. Straw*
James G. Kaiser	Jane L. Warner
Timothy H. Powers
* Mr. Straw will retire April 18, 2011.

MeadWestvaco incurred the following fees for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2010 and 2009:

	Year ended December 31, 2010	Year ended December 31, 2009
Audit fees	$5,674,000	$6,473,000

Audit-related fees(1)
Other attest services	20,000
Other audit-related	125,000	120,000

Total audit-related fees	$145,000	$120,000

Tax fees
Tax compliance and other matters(2)	$95,000	$1,021,000

Total all other fees(3)	$49,000	$35,000

(1)	Audit-related fees in 2010 are comprised of agreed-upon procedures and accounting advisory services. Audit-related fees in 2009 are comprised of accounting advisory services.

(2)	Tax fees reflect fees for professional services performed by PricewaterhouseCoopers LLP (“PwC”) for tax advice, international tax compliance and tax technology. PwC has not provided any services related to tax shelter transactions, nor has PwC provided any services under contingent fee arrangements.

(3)	Other fees are comprised of license fees for access to the PwC accounting and reporting database and other advisory services.

Policy for Approval of Audit and Permitted Non-audit Services

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Pre-Approval Policy provides for pre-approval of specifically described audit, audit-related and tax services by the Committee on an annual basis, but an individual service engagement anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

2.    Proposal to Ratify Appointment of the Independent Registered Public Accounting Firm.

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as the company’s independent registered public accounting firm for 2011. Pursuant to the company’s bylaws and as a matter of good corporate governance, the Board is submitting this selection for ratification by the stockholders at the 2011 Annual Meeting. PricewaterhouseCoopers LLP currently serves as the company’s independent registered public accounting firm, and received $5,963,000 in fees and expenses during the year ended December 31, 2010. The Audit Committee has been advised by PricewaterhouseCoopers LLP that neither the firm, nor any of its partners or staff, has any direct financial interest or material indirect financial interest in the company or any of its subsidiaries. Representatives of PricewaterhouseCoopers LLP who plan to attend the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions. If the stockholders do not ratify this appointment, the Audit Committee will consider the appointment of another independent registered public accounting firm.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm.

Executive Compensation

Compensation and Organization Development Committee

The Compensation and Organization Development Committee, a Board committee, consists of five members of the company’s Board of Directors, none of whom is or has been at any time an employee of the company or its subsidiaries, and none of whom is receiving any compensation from the company or its subsidiaries other than as a director. All of the members of the Compensation and Organization Development Committee, moreover, are independent of the company under the standards set forth in the Corporate Governance Principles and the rules of the New York Stock Exchange. The Committee is charged with assuring that the company’s executive officers are effectively compensated in terms that are motivating, externally competitive and internally equitable. The Committee considers and approves all compensation and benefits for the company’s executive officers. The Committee also reviews compensation of the company’s business unit presidents, key personnel and corporate officers. With regard to compensation, the Committee approves awards for cash and equity compensation and sets criteria for awards under incentive compensation plans for the company’s executive officers and determines whether such criteria have been met. In addition, the Committee reviews and recommends for approval by the Board of Directors the company’s various employee benefit plans, as appropriate. The Committee also oversees the development of the company’s leadership succession plan and employee relations strategies. The Compensation and Organization Development Committee Charter is included on the company’s website at the following address: http://www.meadwestvaco.com/InvestorRelations/CorporateGovernance/index.htm and printed copies are available to any stockholder upon request.

Compensation Discussion and Analysis

Business Overview and Strategy

In 2010, MWV achieved significant progress in the ongoing transformation of its business model. Guided by its maximizing value discipline, which at its core is about generating higher levels of economic profitability and growth, the company:

•	Achieved record earnings and profitability for the year

•	Earnings of $262 million from continuing operations, or $1.52 per share

•	Pre-tax earnings from company’s business segments of $731 million, a 29% increase from $568 million in 2009

•	Achieved record sales from emerging markets of $1.5 billion, or 27% of total sales

•	Exceeded $250 million of savings targets associated with strategic cost management program initiated in January of 2009

•	Generated solid cash flow from operations of $551 million; and

•	Increased direct returns to shareholders through a 9% increase in the company’s quarterly dividend rate

In addition, the company continued to position itself for sustainable profitable growth and leadership in global packaging and packaging solutions through the following actions:

•	Announced a significant investment to expand Rigesa, MWV’s corrugated packaging business in Brazil

•	Acquired businesses with strategic capabilities in targeted packaging end-markets

•	Increased profitable revenue growth through the introduction of new products

•	Divested certain businesses to better position MWV for continued profitable growth and success; and

•	Continued to build organizational talent to support MWV strategy

This disciplined approach has generated a more focused, more profitable company that is positioned to take advantage of the substantial opportunities for profitable growth across its targeted markets.

Executive Summary

MWV’s compensation program is designed to reward senior leaders for the accomplishment of MWV business strategy and goals. The Compensation Discussion and Analysis discusses the compensation program and the compensation decisions made for fiscal year 2010 with respect to the following named executive officers:

John A. Luke, Jr., Chairman and Chief Executive Officer;

E. Mark Rajkowski, Senior Vice President and Chief Financial Officer;

James A. Buzzard, President;

Wendell L. Willkie, II, Senior Vice President, General Counsel and Secretary; and

Mark S. Cross, Senior Vice President, Packaging

MWV believes that its strong pay for performance culture, financial results, compensation decisions and sound compensation practices, highlights of which are described below, contributed to the company’s success in 2010.

Strong Pay for Performance-Based Culture

•	Redesigned 2010 annual and long-term incentive plans based on Economic Profit (EP) goals that reward financial returns that exceed the cost of capital

•

After working with two expert compensation consultants, designed and approved a front-loaded grant of performance-based restricted stock units intended to reinforce alignment of the interests of senior management with shareholders to (a) increase the percentage of at risk-performance-based compensation, (b) reward satisfaction of EP goals, and (c) foster retention of MWV’s leadership team. The front-loaded nature of the grant was designed to maximize the performance and retention elements of the grant. MWV also implemented this approach to recognize that EP is a long-term oriented measure and many of the decisions that have the greatest impact on EP are difficult to assess on a one-year basis. The company will not make additional grants of performance-based restricted stock units to named executive officers under this program in 2011 or 2012

Financial Results and Compensation Decisions

•

Approved 2010 annual incentive payouts at above target levels due to outstanding performance against financial goals for annual incentive performance-based compensation established by the Compensation and Organization Development Committee:

•	EBIT of $531 million against a target of $425 million

•	Economic Profit of $116 million against a target of $30 million

•	A $205 million increase in Profitable Revenue Growth against a target increase of $170 million

•	Productivity savings of $245 million against a target of $180 million

•	A $31 million reduction in SG&A spend against a target of $25 million

•	Maintained a 5% base salary reduction in 2010 for named executive officers

•	Authorized the partial vesting of 2008 long-term performance-based equity at 80% level, largely due to above target level performance with respect to EPS growth against peers

Sound Compensation Practices

•	Maintained a Recoupment/Clawback Policy applicable to all incentive programs

•	Continued Stock Ownership Guidelines, encouraging executives to build and maintain ownership in the company

•	Administered equity incentive program based on Equity Grant Practices Policy

•	Retained expert executive compensation consultants, one of whom reports directly to the Committee

•	Eliminated gross-ups related to commuting expenses

•	Reviewed MWV pay and financial performance against internal measures and Comparison Group to ensure compensation outcomes aligned with relative performance

•	Reviewed and actively discussed succession plans

•	Assessed risk associated with company’s compensation policies and programs and evaluated potential linkage between compensation and risk taking

In order to provide further context to MWV’s 2010 compensation actions and decisions, provided below is a comparison of year over year compensation changes for the CEO. In addition, the rationale for such decisions also follows.

2010 CEO COMPENSATION

CEO COMPENSATION ELEMENT	DISCUSSION
Base Salary 2008 - $1,055,903 2009 - $1,007,105 2010 - $1,007,105

•    In 2009, in recognition of the challenging economic environment and the freezes made throughout the organization, all named executive officers (including the CEO) took a voluntary five percent reduction in base salary.

•    Despite the company’s improved performance, MWV did not reinstate the previous salary levels given the continued uncertainty in the broader macro-economic environment and the company’s desire to focus on performance-based compensation.

•    For the CEO specifically, keeping his salary at the current level places him below the median level of the market as compared to MWV’s Peer Group.

Annual Incentive 2008 - $0 2009 - $2,215,630 2010 - $2,332,242

•    2008 represented a challenging year for MWV and the broader market, therefore no cash annual incentive was paid.

•    In 2009, despite a continuingly challenging environment, MWV’s operating performance along numerous metrics, including EPS Growth and Operating Earnings Growth, placed the company in the top quartile of its peers. Given this performance and MWV pre-established goals, which the company believes represented an appropriate level of difficulty, the cash annual incentive paid out at maximum.

•    In 2010, the company had another strong year with record earnings performance and outstanding performance against financial goals, which resulted in a payout at 175% of target (before individual performance factor applied) (see page 31).

Stock Options 2008 - $1,585,431 2009 - $713,431 2010 - $1,785,851

•    MWV’s philosophy is to target compensation around the market median. However, in 2009, because of the temporarily reduced stock price, the company substantially reduced the value of the long-term incentive grant in order to avoid dilution to shareholders that the Committee believed would be excessive.

•    With the rebounding stock price, the 2010 long-term incentive grant value was increased to more closely approximate the market median.

•    Values reported in the adjacent column are accounting values, which estimate the potential realization of an award over a 10-year period; these values may differ from actual market values on any given day.

Restricted Stock Service Based 2008 - $0 2009 - $591,744 2010 - $0

•    Given the significant degree of uncertainty in the economy at the beginning of 2009, MWV used service-based restricted stock units as a core component of the long-term incentive for named executive named officers.

•    MWV believed there was such a degree of uncertainty in the economy that setting three-year targets for the performance share plan was too challenging and it would have resulted in goals that were ultimately too easy or too difficult (see discussion in 2009 Compensation Discussion and Analysis (CD&A).

CEO COMPENSATION ELEMENT	DISCUSSION
Performance Shares/Performance-Based Restricted Stock Units (PSUs) 2008 - $2,862,256 PSUs 2009 - $0 2010 - $1,970,026 PSUs (subject to acceleration based on performance)

•    The 2008 award was based on a higher long-term target and a different mix of long-term compensation (60% in 2008 vs. 50% in 2010 (before 3X front-loading)) resulting in a higher 2008 value.

•    MWV utilizes performance-based full value shares as a core part of its long-term incentive.

•    In 2010, the Committee granted performance-based restricted stock units whose vesting may be accelerated based on the attainment of economic profit (EP) goals.

•    These awards are designed to drive the organization’s focus on EP, which MWV believes drives long-term value for shareholders.

•    MWV implemented the “front-loaded” approach to recognize that EP is a long-term oriented measure and many of the decisions that have the greatest impact on EP are difficult to time and assess on a one-year basis. MWV believes a three to five year time frame provides a better perspective on whether these actions create positive economic profit and long-term value for the company. As part of the due diligence process in adopting this plan, MWV consulted with two expert executive compensation consultants, concerning the design of this front loaded equity grant approach.

Total Direct Compensation Opportunity (excludes change in pension value & all other compensation)

•    This year’s compensation included base salary, annual incentive, stock options and performance-based restricted stock units; other than base salary, all compensation was performance-based resulting in a significantly higher percentage of “at risk” 2010 compensation (see chart on page 27).

Objectives of the Company’s Executive Compensation Program

An understanding of the company’s executive compensation program begins with the objectives the program is intended to accomplish. These include:

•

Rewarding performance. The company’s compensation program links rewards to performance through the achievement of annual and long-term corporate, business unit and individual goals based on company strategy.

•

Aligning the interests of the company’s executives with those of shareholders. A significant portion of the total compensation paid to the company’s named executive officers is delivered in the form of equity-based compensation. This serves to further align the interests of the company’s executives with those of its shareholders.

•

Offering competitive compensation. The company seeks to offer a total rewards program that is competitive with the compensation practices of general industry and select peer companies in order to attract, retain and provide appropriate incentives for outstanding talent that is critical to executing the company’s strategy.

How executive compensation is determined

The role of the Compensation and Organization Development Committee and its consultant, and of management

Committee Role. The Committee is charged with responsibility for assuring that the company’s executive officers and key management personnel are effectively compensated with respect to all elements of compensation. The Committee establishes the Chairman and Chief Executive Officer’s compensation, including base salary and annual and long-term incentive awards, and reviews and approves compensation for the other executive officers of the company. Additional information on the role of the Committee appears on page 21.

Consultant Role. An independent executive compensation consulting firm, Compensation Advisory Partners (CAP), LLC, is engaged by and reports directly to the Committee. CAP assists the Committee in reviewing the company’s executive compensation programs, its pay and performance linkages against internal and external benchmarks and the company’s peer group. CAP also advises the Committee on executive compensation matters relating to compensation strategy, program design and competitive trends. CAP participates in most Committee meetings, including executive sessions at which management is not present.

Management Role. Management assists the Committee in fulfilling its responsibilities by evaluating executive performance, proposing appropriate business performance targets for the annual and long-term incentive plans and by developing recommendations as to appropriate base salary levels and incentive award amounts, as well as compensation and benefit design changes.

Chairman and CEO Role. While the Chairman and Chief Executive Officer provides recommendations to the Committee with respect to the compensation for his direct reports, the Committee has final authority with regard to compensation decisions for executive officers reporting to him. Decisions with respect to the Chairman and Chief Executive Officer’s compensation (including base salary, annual and long-term incentive targets and awards) are made by the Committee in executive session.

How the elements of the company’s 2010 compensation program were selected

With the assistance of management and CAP (as described above), the Committee determined the elements of the company’s compensation program so as to further the company’s objectives to provide a competitive total rewards program, to promote a pay-for-performance philosophy and to align the interests of executives with shareholders.

2010 Key Compensation Elements

Element	Description	Performance Considerations	Primary Objective
Base Salary	Fixed cash payment	Based on level and scope of responsibility, experience and individual performance	Maintain competitive pay practices

Annual Incentive Compensation Opportunity	Short-term cash payment	Measured by performance towards short term company financial and strategic objectives and influenced by business unit performance	Promote achievement of short term financial and strategic objectives

Long-Term Incentive Compensation Opportunity	100% performance-based awards delivered in equity (stock options and performance-based restricted stock units)	Creation of shareholder value and realization of long-term financial and strategic goals; in case of performance-based stock units, reinforce maximizing/managing for value approach to running the company	Promote achievement of economic profit targets, sharpen focus on MWV’s highest value at stake strategic goals, create alignment with shareholders and promote achievement of longer term financial and strategic objectives

The Committee believes the combination of base salary, annual incentive award payable in cash, and long-term equity incentive compensation is appropriate to provide a competitive program based on prevailing market practices. The Committee uses these key compensation elements as a means to differentiate between executives based on individual job responsibility and competitive position and to reflect the individual executive’s ability to influence the company’s financial performance.

With respect to determining the appropriate mix of compensation, the Committee believes it is appropriate to link a significant portion of target compensation to performance through the use of performance-based restricted stock units, which vest only upon the achievement of the company’s strategic goals, and stock options, which only deliver compensation if the company’s stock price rises above the stock option exercise price, which is the market price on the grant date. The Committee does not believe that any specific formula should be used to determine the allocation between performance-based compensation and base salary.

The Committee also reviews other elements of executive compensation, including qualified retirement plans, perquisites and change of control arrangements, on a regular basis. While the Committee considers these programs in the context of its assessment of overall benefits and post-termination compensation design, it does not consider these elements as a factor in its annual compensation. Each of these is discussed below.

In 2010, performance-based (or at risk) compensation consisted of annual incentive cash awards, non-qualified stock options and performance-based restricted stock units. While each of the named executive officers received compensation opportunities comprised of the following elements, the 2010 long-term incentive award target opportunity includes a front-loaded award approximating a three-year grant resulting in substantially increased 2010 total at-risk compensation for each executive. Both the annual incentive and the long-term award are totally performance-based. Total direct compensation opportunity includes base salary, stock options, performance-based restricted stock units and the opportunity to earn an annual incentive and a long-term award, neither of which are guaranteed.

NAME	BASE SALARY	ANNUAL INCENTIVE AWARD TARGET	LONG-TERM INCENTIVE AWARD		AT-RISK COMPENSATION	TOTAL DIRECT COMPENSATION OPPORTUNITY
			STOCK OPTIONS	PERFORMANCE- BASED RESTRICTED STOCK UNITS
John A. Luke, Jr.	10%	12%	18%	60%	90%	$9,869,155
E. Mark Rajkowski	19%	13%	16%	52%	81%	$2,920,151
James A. Buzzard	16%	13%	16%	55%	84%	$4,139,309
Wendell L. Willkie, II	23%	15%	14%	48%	77%	$1,968,954
Mark S. Cross	22%	15%	16%	47%	78%	$2,241,075

The use of market comparison data

The “Comparison Group” or “Peer Group”

The Committee compares the company’s executive compensation program to that of a select group of peer companies. This review is done with respect to the structure of the company’s executive compensation program, target incentive compensation and actual compensation.

The peer group used by the Committee in 2010 consisted of twelve companies, some of whom (along with other companies) MeadWestvaco may compete with for executive talent. This group is referred to as the “Comparison Group” or the “Peer Group.” The companies included in the Comparison Group were selected by the Committee based on the recommendation of CAP. There were no adjustments to the Comparison group during 2010. Criteria utilized by CAP in determining the designated peer group it recommended to the Committee were:

•	Public companies within the packaging industry;

•	Companies that compete for talent with MeadWestvaco; and

•	Companies that have a similar size in terms of revenue and market capitalization.

•

Note: As a general rule, CAP focuses on companies that are approximately fifty percent to two hundred percent of MWV’s revenue, with the total group having a median revenue around that of MWV. However, many of even the largest packaging companies are much smaller than MWV, and therefore, MWV’s revenue is above the median of the peers. Since CAP uses the market data as a reference point, CAP will also consider the fact that MWV is larger than most peers.

The following companies comprised the Comparison Group:

AptarGroup, Inc.	Owens-Illinois, Incorporated
Ball Corporation	Pactiv Corporation
Bemis Company, Incorporated	Rock-Tenn Company
Crown Holdings, Incorporated	Sealed Air Corporation
Graphic Packaging Holding Co.	Sonoco Products Company
International Paper Company	Weyerhaeuser Company

Compensation Structure and Targets

In 2010, CAP conducted a comparison of the company’s executive compensation structure and practices, as they relate to the named executive officers, to those of the Comparison Group. This review covered several aspects of the company’s program, including compensation elements, target and actual pay levels and performance measures. Based on its review, CAP concluded that the structure of the company’s compensation program (e.g., the mix of salary and incentives, performance focus and long-term incentive vehicles) was consistent with market practice and appropriately supported the company’s strategies and objectives. CAP also concluded that the overall total direct target compensation levels for the named executive officers as a group were appropriately positioned competitively around the median as compared to the Comparison Group.

Other market data from established executive compensation surveys was also used in reviewing compensation target levels for each of the key elements of the company’s compensation program (base salary, annual incentive and long-term compensation) and for the combined total of these elements. For each of the key elements, the Committee reviewed the competitive median relative to the Comparison Group and general survey data as a guide to establish compensation and target levels. The Committee did not target a specific percentile ranking for individual elements of compensation or total direct compensation targets. Instead, the Committee reviewed each element of compensation within the competitive range (at or around the median), assuming payout of performance-based awards at target. In addition, an executive’s actual compensation may be more or less than the target amount set by the Committee based on the company’s performance, individual performance, changes in stock price and other factors.

Reviewing compensation targets based on market comparison data (of the Comparison Group and general survey data) is intended to ensure that the company’s overall compensation practices are competitive in terms of attracting, retaining and motivating superior executive talent. Because each compensation element is targeted to be within a competitive range (at or around the median) based on available data, compensation decisions made with respect to one element of compensation do not necessarily affect decisions made with respect to other compensation elements. It is also for this reason that no specific formula is used to determine the allocation between cash and equity-based compensation. In addition, because a named executive officer’s compensation target is established and/or confirmed by reference to persons with similar duties at the Comparison Group companies, the Committee does not establish any fixed relationship between the compensation of the Chairman and Chief Executive Officer and that of any other named executive officer.

The role of individual performance goals

Individual goals are set each year for the named executive officers. These include financial, organizational and operational objectives that are tied to the company’s business plan and overall strategy as they relate to such officer’s responsibilities and job function. In addition to the achievement of corporate goals, the Committee considers an executive’s performance (as evaluated and communicated by management to the Committee) against his or her individual goals for the year when making compensation decisions. This enables the Committee to differentiate among executives, as necessary, and emphasizes the link between personal performance and compensation. Adjustments based on individual performance, if any, are made after consideration of the company’s progress against established performance goals.

Performance-based elements of the company’s executive compensation program

As stated earlier, key elements of the company’s executive compensation program are performance-based and include an annual incentive award opportunity and a long-term equity-based compensation award.

2010 Performance-Based Annual Incentive Awards (Cash)

The annual incentive award program provides the named executive officers an opportunity to receive an annual cash payment in addition to base salary. Annual incentive awards are intended to reward the named executive officer primarily for the performance of the company.

Target Awards: The annual incentive award targets for the named executive officers are reviewed annually by the Committee to confirm that they are reasonable and appropriate (at or around the median) when viewed against external competitive data. These targets are expressed as a percentage of base salary and were not changed in 2010. In 2010, the target percentages were applied to the base salary rates for each named executive officer as in effect prior to the five percent reduction in base salary in 2009. The table below illustrates the 2010 annual incentive award target for each named executive officer.

2010 Annual Incentive Award Targets

NAME	TARGET AS % OF BASE SALARY	$ VALUE OF TARGET
John A. Luke, Jr.	110%	$1,166,121
E. Mark Rajkowski	65%	$375,596
James A. Buzzard	80%	$552,408
Wendell L. Willkie, II	60%	$287,472
Mark S. Cross	65%	$334,750

Performance goals for 2010 Annual Incentive Awards

The 2010 goal setting process was a collaborative one pursuant to which management initially made recommendations to the Committee and the Board of Directors. The proposed 2010 annual incentive goals were then reviewed with the Committee and the Board in January of 2010, with input from CAP, and were subsequently approved in February of 2010. For 2010, the Committee approved a performance-based incentive pool for Leadership Team Members, including all of the named executive officers, equal to two and one-half percent of the actual 2010 Earnings Before Interest and Taxes (EBIT) achieved by the company. Funding of this pool is required before any annual incentive award may be paid to a named executive officer. Accordingly, the payout of any award to named executive officers is based initially on the extent to which the performance-based funding occurs followed by the Committee’s exercise of discretion to award an annual incentive, within the authorized incentive pool, based on the attainment of the following 2010 performance goals: Economic Profit for MeadWestvaco Corporation (EP), weighted at fifty percent; and Economic Profit Actions (EP Actions), including four controllable metrics as follows, weighted in the aggregate at fifty percent: (i) Profitable Revenue Growth/New Products, (ii) Productivity, (iii) Selling, General and Administrative Expenses (SG&A) Reduction, and (iv) Cash to Cash Cycle Improvement (C2C).

The Committee believes these metrics to be crucial indicators of the company’s success. It is the Committee’s view that improved pre-tax earnings accompanied by greater cash flow are controllable metrics that each named executive officer has the ability to influence. With respect to EP Actions, the Committee endorsed management’s view that there was opportunity to improve results with respect to certain controllable metrics that would contribute to year over year increases in the company’s economic profit. The Committee believes these metrics promote company growth without compromising the quality of earnings or providing inappropriate incentives for executives to engage in activities that involve undue risk.

Actual EBIT is defined as full year net sales less the cost of goods sold and selling, general and administrative expenses (SG&A), excluding interest income and expense, corporate income taxes, extraordinary items, discontinued operations, restructuring charges and certain one-time costs and the cumulative effect of accounting changes.

Economic Profit is defined as a measure of performance that is defined as after-tax actual EBIT, less the company’s weighted average cost of capital applied to the capital employed (net debt plus total equity). Adjustments are made for pension (asset, income, and liability), historical (pre-2010) goodwill and intangibles (asset, expense and liability), and non-operational items such as restructuring charges and AFMC credits; after-tax EBIT is calculated using a planned operational tax rate.

EP Actions include the following:

•

Profitable Revenue Growth/New Products which is defined as a measure of market share gain primarily through a combination of new customer acquisition, new product commercialization (innovation), and/or territory expansion.

•	Productivity which is defined as full year gross value of all sourcing, manufacturing and supply change productivity initiatives and projects.

•

SG&A Reduction which is defined as year over year gross reductions in corporate and business unit/strategic unit overhead (overhead costs that are SG&A in nature including those related to the costs of goods sold), including the impact from reductions in force and lower levels of spending for items such as consulting, outside services and travel.

•

Cash to Cash Cycle Improvement which measures the length of time between the purchase of raw materials and the collection of accounts receivable generated in the sale of the final product. It is calculated as the sum of days inventory on hand (DIOH) plus days sales outstanding (DSO) less days payables outstanding (DPO); a reduction in Cash to Cash Cycle is beneficial to working capital.

The Committee reviewed the company’s 2010 performance as compared to the annual incentive goals described above and determined that the company both met and exceeded its 2010 targets. The Committee certified a 2010 performance-based incentive pool of $13,275,000 equal to two and one-half percent of actual 2010 actual EBIT. Threshold targets and stretch goals for the other performance criteria and the actual results for 2010 are included in the table below.

2010 PERFORMANCE GOALS	PERFORMANCE	2010 GOALS	ILLUSTRATIVE PAYOUT RANGE	WEIGHTING	ACTUAL PERFORMANCE	APPROVED PAYOUT
ECONOMIC PROFIT	THRESHOLD	$8 mm	50%	50%		87.5%
	TARGET	$30 mm	100%		$116 mm
	STRETCH	$75 mm	200%

EP ACTIONS

Profitable Revenue	THRESHOLD	$150 mm	50%
Growth/New	TARGET	$170 mm	100%		$205 mm
Products	STRETCH	$231 mm	200%
	THRESHOLD	$150 mm	50%
Productivity	TARGET	$180 mm	100%		$245 mm
	STRETCH	$225 mm	200%
SG&A Reduction	THRESHOLD	$20 mm	50%	50%		87.5%
	TARGET	$25 mm	100%		$31 mm
	STRETCH	$30 mm	200%
Cash to Cash Cycle Improvement	THRESHOLD	3 days	50%
	TARGET	4 days	100%		5 days
	STRETCH	5 days	200%
					Total	175%

In order to arrive at a payout number for each named executive officer, the target annual incentive award for each executive is multiplied by the total weighted payout percentage noted above and then adjusted, if applicable, by the executive’s performance factor to arrive at the annual incentive award amount earned for 2010.

Target Annual Incentive Award	X	Weighted Payout%	X	Individual Performance Factor (110% to 114%)	=	2010 Annual Award

While the weighted payout based on actual 2010 company performance against these goals reached the 200% stretch performance level, it was management’s recommendation, with which the Committee concurred, to adjust payouts to the 175% of target performance levels (subject to adjustment for individual executive performance). This is consistent with the Committee’s practice to limit payouts to 200% of target performance. The Committee authorized 2010 annual incentive award payments at one-hundred and seventy-five percent of target performance. Individual performance factors assigned to the named executive officers for 2010 performance ranged from one-hundred and ten percent to one-hundred and fourteen percent and resulted in adjusted payouts of 2010 annual incentive award for each of the named executive officers.

2010 Long-Term Compensation Awards (Equity)

In 2010, the Committee approved a new long-term incentive compensation plan for the named executive officers designed to reinforce and support the company’s transition to and on-going implementation of “maximizing value,” using economic profit (“EP”) as a critical performance measure attached to a portion of the long-term award. As part of the due diligence process in developing this plan, MWV consulted with two expert executive compensation consultants, concerning the design of this front loaded equity grant approach. The Committee believes that EP is a critical performance measure because it takes into account expected return to equity and debt holders, and as a result closely correlates to value creation and long-term shareholder returns. These awards are also subject to the company’s attainment of an EBIT threshold level of performance that must be achieved in 2010, 2011 or 2012 before any award may vest.

Individual 2010 long-term incentive executive awards for the named executive officers were comprised solely of equity based incentive awards with no cash component. As disclosed in the summary compensation table, consistent with MWV’s historical practice, a portion of each named executive’s award was delivered in the form of historical non-qualified stock options and another portion was delivered in the form of performance-based restricted stock units. This makes the entire award one-hundred percent performance contingent on either the attainment of EP performance targets, or an increase in the company’s stock price over the 2010 stock option exercise price, which is the market price on the grant date. The performance-based restricted stock units include long-term retention features. The Committee believes that the allocation of such a significant percentage of risk compensation increases the named executive officers’ linkage with shareholder returns.

The portion of the award attributable to non-qualified stock options vests ratably over a three-year period, beginning on the first, second and third anniversaries of the award date. The remaining portion of the award delivered in the form of performance-based restricted stock units is earned solely on EP performance, over a five-year period. The performance-based restricted unit grant is front-loaded, in an initial amount approximating a three-year grant with no future grant of restricted stock units to be made to any named executive officer in 2011 or 2012, and with no vesting possible until after December 31, 2011.

Before any performance-based restricted stock unit award under this plan may vest, an EBIT threshold level of performance ($325 million) must have been achieved in 2010, 2011 or 2012. Once this EBIT target is met, (which was done in 2010) vesting of the awards is subject to improvement in EP. The EBIT target was achieved in 2010 as the EBIT was $531 million. Enterprise economic profit is a measure of performance that is defined as total after-tax (EBIT) less the company’s weighted average cost of capital applied to the total capital employed. If and to the extent the goals are not achieved by the close of the five-year performance period, awards will not vest and units will be forfeited.

Starting in 2012, the Committee will determine each year whether or not any performance-based restricted stock unit awards vest based on improvement in EP over the performance period, with threshold, target and stretch levels of performance identified at the commencement of the period. On an annual basis, the Committee will evaluate performance and authorize the vesting of awards representing performance up to 125% of target performance. If performance exceeds 125% of target performance at any point during the five-year performance period, those units earned in excess of 125% of target performance will be earned, but will not vest until the end of the five-year period, in order to provide an additional retention incentive. Vesting of performance-based restricted stock units is also subject to a maximum payout of 200% of the original award with a performance driven threshold equal to 25% of the original award. If threshold performance is not achieved, then no awards vest.

The introduction of economic profit as a performance metric represents the company’s and the Committee’s continued belief that long-term compensation should be linked to the company’s overall strategy in a manner that will drive improved MWV financial performance over the long-term. The Committee believes the performance contingent front loaded grant will reinforce an executive’s incentive to accelerate improvement in MWV’s financial performance and the five-year performance period should reduce motivation for undue risk taking.

The following chart illustrates how the portion of the 2010 award attributable to the performance-based restricted stock unit award will vest depending upon whether EP targets are met.

2010 Performance-based Restricted Stock Unit Award Approach

Long-Term Target Awards: In 2008, based on market data, the Committee established and used long-term incentive targets (expressed as a percentage of base salary) as a reference point (or guideline) for the purpose of determining long-term award amounts for the named executive officers. Subsequent to that time, the Committee continued to review external competitive market data, peer group and general industry trends to ensure that each executive’s total compensation would continue to be at or around the median. Awards made in later years (including 2010 awards) reflect market data and general industry trends rather than the guidelines previously established.

Payout or Vesting of Prior Year Awards

Long-term incentive compensation awards in 2008 consisted of sixty percent performance-based restricted stock units and forty percent non-qualified stock options. A (2008-2010) three-year performance period applied to these restricted stock units subject to the achievement of the following metrics: Return on Invested Capital (ROIC) weighted at fifty percent, Profitable Revenue Growth weighted at thirty percent and Relative Earnings Per Share (EPS) Growth weighted at twenty-percent. The vesting/payment reflected in the table below became effective February 28, 2011. ROIC is defined as the annual after-tax EBIT, using the actual year end effective tax rate divided by year-end invested capital, total debt less cash, plus equity, for the final year of the performance period. Profitable Revenue Growth (Revenue Growth & EBIT Margin) is defined as compounded average annual growth rate over the three year measurement period and EBIT margin percentage in the third year of the measurement period using MWV EBIT definition described above; revenue means net sales excluding all major portfolio activities; and EBIT margin percentage means EBIT divided by revenue reported, including acquisitions and divestitures. Relative EPS Growth is defined as compounded average annual growth rate of diluted net income per share compared to peer companies (excluding extraordinary items, restructuring and other one-time items, discontinued operations and the effect of accounting changes). Peer companies include:

Avery Dennison, Company	Owens Illinois, Incorporated
Ball Corporation	Sealed Air Corporation
Bemis Company, Incorporated	Sonoco Products Company
Crown Holdings, Incorporated	Weyerhaeuser Company
International Paper Company

2008—2010 Long-Term Incentive Awards

2008-2010 Long-Term Performance Period	Performance	Goals	Recommended Payout	Weighting	Actual Performance	Approved Payout
ROIC	Threshold	8.5%	50%
	Target	11.5%	150%	50%	8.5%	25%
	Stretch	12.5%	200%

Profitable Revenue Growth (Revenue Growth & EBIT Margin)	Threshold	+1.0% /8%	50%
	Target	+5.0% /10.5%	150%	30%	1.1%/9.3%	15%
	Stretch	+6.5% /11.5%	200%

Relative EPS Growth	Threshold	25th Percentile	50%
	Target	50th Percentile	100%	20%	83rd Percentile	40%
	Stretch	75th Percentile	200%
						80%

The vesting and payment of these awards is reflected as follows: one-hundred percent of the award is settled in common shares of MWV stock and will be reported in the company’s 2012 proxy statement in the Option Exercises and Stock Vested during Fiscal 2011 table.

Post-Employment Arrangements

While the company does not maintain employment contracts for any of its named executive officers, each such officer is covered by the company’s broad-based severance program and by a change of control agreement. The primary purpose of these agreements is to help ensure that the company can retain and rely upon the undivided focus of its senior executives, before, during and after the negotiation of a change of control. The company’s agreements contain what is known as “double trigger” provisions which require both a change of control and a termination in order for severance to be payable. The agreements also include a severance calculation based on actual base salary and cash incentive paid, rather than target compensation, and include a modified gross-up feature for excise taxes. A modified gross up permits the company to reduce its cost resulting from any parachute excise tax. While the company agreed to keep whole each of the named executive officers covered by a change of control agreement for any excise tax imposed by the Internal Revenue Code on a change of control, it will do so only if the payment exceeds a designated percentage; otherwise, the executive’s severance payment is reduced by the amount necessary to avoid payment of the excise tax.

Other benefits

Perquisites

Consistent with its pay-for-performance philosophy, the company provides only limited perquisites to executives. In 2010, the company eliminated certain additional compensation payable to the Chief Financial Officer and the Senior Vice President and General Counsel to cover commuting expenses in the form of a tax gross up. The company also covered residential security guard services and limited personal use of the company plane for some of the named executive officers during 2010. All of these expenses are disclosed in the Summary Compensation Table on page 38.

Qualified Plans

The company maintains a qualified defined benefit pension plan and a qualified defined contribution 401(k) savings plan in the form of an employee stock ownership plan. The defined benefit pension plan formula is described under the Pension Benefits Table narrative on page 43. The savings plan formula permits an employee who contributes three percent of pay to receive a one-hundred percent matching contribution on such amount and an additional fifty percent matching contribution on the next two percent of pay contributed. Matching contributions under the savings plan are one-hundred percent vested immediately. Both the defined benefit and the savings plans provide for broad-based participation by company employees and cover each of the named executive officers.

Restoration Plans

The company also maintains two non-qualified, excess benefit plans that, with respect to earnings and benefits that exceed Internal Revenue Code limits on qualified plan benefits, mirror the benefit formulas under the defined benefit and savings plans. The non-qualified savings plan provides for the same matching contribution formula as the qualified plan described above and also permits executives to defer base salary and annual incentive cash compensation. The plan offers executives a choice of conventional investment vehicles with no assurance of any particular rate of return and does not guarantee an above market rate of return. The plan offers the same investment vehicles available under the company’s qualified 401(k) savings plan, with the addition of three other funds.

The company maintains these qualified and non-qualified plans to ensure an overall competitive compensation and benefits offering and to attract and retain superior talent. The Committee believes it is essential that overall compensation and benefits, including retirement benefits, be competitive in the market place. All of the named executive officers participate in these plans. Further description of these plans accompanies the Pension Benefits and Non-qualified Deferred Compensation Tables on pages 44 and 45.

SERP

The company also maintains a non-qualified supplemental executive retirement plan, which was designed to attract and retain executives who join the company in mid-career. Due to emerging trends and best practices in executive compensation, the plan was amended to close participation to new hires during 2007 and was amended in 2008 to comply with Section 409A of the Internal Revenue Code. See the Pension Benefits Table and narrative on page 43.

Clawback/Recoupment Policy

The company maintains a recoupment policy (adopted in 2009) which supplements the provisions on suspension or termination of incentive compensation awards based on misconduct in the company’s existing incentive arrangements. This policy permits the company to recoup annual and long-term cash or equity incentive awards paid to certain executive officers and members of senior management (including all of the named executive officers). The policy provides that in the event a covered executive receives an award based on materially inaccurate financial information or other materially inaccurate performance metric criteria, the Committee may require the executive repay all or a portion of the award attributable to such inaccurate information. The policy is effective with respect to annual and long-term cash or equity awards (whether or not vested) for fiscal years beginning on or after January 1, 2009. The Committee’s ability to recoup an award is limited to awards made in the current and immediately preceding year in which the inaccuracy is discovered except in the event of fraud.

Stock Ownership Guidelines

The company maintains stock ownership guidelines designed to align the long-term interests of its executives with the interests of its shareholders. The guidelines require that each named executive officer hold company stock valued at a multiple of base salary as set forth in the following table. In the case of new hires or promotions, ownership guidelines must be met within five years after the relevant event. Company stock considered towards this guideline include shares credited to an account in the company’s 401(k) plan, stock units payable under the company’s non-qualified restoration plan, service-based restricted stock awards and shares directly or indirectly owned.

Stock ownership as of December 31, 2010 reflects the following progress towards these guidelines based on the closing price of stock on such date as reported by the New York Stock Exchange:

NAME	GUIDELINE MULTIPLE OF SALARY	MULTIPLE OF SALARY ACHIEVED AS OF 12-31-10
John A. Luke, Jr.	5X	13.2X
E. Mark Rajkowski	3X	4.9X
James A. Buzzard	3X	7.1X
Wendell L. Willkie, II	3X	5.1X
Mark S. Cross	3X	2.6X

All executives have met and exceeded the guidelines with the exception of Mr. Cross who has until June 2011 to satisfy the guidelines.

Equity Grant Practices

The company maintains a written policy on practices for granting equity awards, which describes the Committee’s practices relating to equity grants to executives and the timing of such grants in relation to material non-public information and which specifically prohibits the backdating of stock options. The policy also describes the Committee’s delegation of authority to the Chairman and Chief Executive Officer to award equity to non-executive officers. The company does not have a practice or policy of timing its grants in relation to the announcement of material non-public information. In accordance with the policy, all stock option grants have an exercise price equal to the closing price of the company’s common stock on the date of grant.

Tax and Accounting Considerations

Tax and accounting considerations are one of many factors considered by the Committee in determining compensation mix and amount. Section 162(m) of the Internal Revenue Code does not permit a tax deduction to public companies for individual compensation over one million dollars per year to the Chief Executive Officer and the next three most highly compensated individuals other than the Chief Financial Officer. This limitation does not apply to performance-based compensation as defined under federal tax laws. The Committee designed the annual and long-term incentive program, stock option grants and performance-based restricted stock units described above (other than the service-based restricted stock units, if any) to meet the requirements of Section 162(m) and to ensure the deductibility of compensation payable under such programs. However, while the Committee considers the Section 162(m) impact on each component of compensation, it may in some instances determine to pay compensation even though it is not deductible where it believes such compensation furthers the company’s objectives and is otherwise appropriate.

COMPENSATION COMMITTEE REPORT

The Compensation and Organization Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND

ORGANIZATION DEVELOPMENT

COMMITTEE

Susan J. Kropf, Chairman

Dr. Thomas W. Cole, Jr.

Richard B. Kelson

James M. Kilts

Timothy H. Powers

Compensation Committee Interlocks and Insider Participation

The Compensation and Organization Development Committee currently consists of Ms. Kropf as Chairman, Dr. Cole, Mr. Kelson, Mr. Kilts and Mr. Powers. None of our executive officers served as:

(i)	a member of the compensation committee (or other board committee performing equivalent functions, or in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation and Organization Development Committee;

(ii)	a director of another entity, one of whose executive officers served on our Compensation and Organization Development Committee; or

(iii)	a member of the compensation committee (or other board committee performing equivalent functions, or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as our director.

Summary Compensation Table

The following table presents information concerning total compensation paid to the Chairman and Chief Executive Officer and certain other executive officers of the company (collectively, the “named executive officers”).

NAME AND PRINCIPAL POSITION	YEAR	SALARY(1)	BONUS	STOCK AWARDS(2)	OPTIONS AWARDS(3)	NON- EQUITY INCENTIVE PLAN COMPEN- SATION(4)	CHANGE IN PENSION VALUE & NON- QUALIFIED DEFERRED COMP EARNINGS(5)	ALL OTHER COMPEN- SATION(6)	TOTAL
JOHN A. LUKE, JR.	2010	$1,007,105	$0	$5,910,078	$1,785,851	$2,332,242	$3,726,832	$218,989	$14,981,097
CHAIRMAN & CEO	2009	$1,007,105	$0	$591,744	$713,431	$2,215,630	$1,436,441	$144,095	$6,108,446
	2008	$1,055,903	$0	$2,862,256	$1,585,431	$0	$1,595,344	$172,016	$7,270,950

E. MARK RAJKOWSKI	2010	$550,200	$0	$1,516,065	$478,290	$723,022	$409,166	$85,031	$3,761,774
SVP, CHIEF FINANCIAL OFFICER	2009	$551,358	$0	$173,700	$209,399	$713,635	$196,935	$72,861	$1,917,888
	2008	$576,437	$0	$780,096	$432,062	$0	$135,081	$118,373	$2,042,049

JAMES A. BUZZARD	2010	$655,985	$0	$2,264,327	$666,589	$1,104,816	$1,626,211	$71,969	$6,389,897
PRESIDENT	2009	$655,985	$0	$256,964	$309,811	$1,049,575	$775,302	$39,970	$3,087,607
	2008	$688,834	$0	$1,243,040	$688,441	$0	$713,857	$62,185	$3,396,357

WENDELL L. WILLKIE, II	2010	$456,415	$0	$942,715	$282,352	$553,384	$659,037	$73,739	$2,967,642
SVP, GEN’L COUNSEL & SEC’Y	2009	$457,161	$0	$118,857	$143,304	$546,198	$392,049	$70,631	$1,728,200
	2008	$476,860	$0	$575,008	$318,436	$0	$336,842	$41,270	$1,748,416

MARK S. CROSS	2010	$489,250	$0	$1,047,090	$369,985	$644,394	$272,498	$57,807	$2,881,024
SVP	2009	$489,250	$0	$103,240	$124,415	$636,025	$130,145	$34,762	$1,517,837
	2008	$513,750	$0	$463,488	$256,712	$0	$117,241	$54,193	$1,405,384
(1)	These amounts for 2009 and 2010 reflect a five percent voluntary decrease in the named executives’ base salaries, from 2008 levels.

(2)	The amounts shown in this column represents the aggregate grant date fair value of stock option awards granted in 2010 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote K to the company’s audited financial statements for the fiscal year ended December 31, 2010 included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011. The 2010 grants in this column are front-loaded at approximately three-times the normal annual grant, with no future award of restricted stock units anticipated to be made to any named executive officer in 2011 or 2012, and with no possible vesting until after December 31, 2011. These performance-based awards are shown at target performance levels; at the maximum number, these values for Mr. Luke would be: $11,820,156; for Mr. Rajkowski: $3,032,130; for Mr. Buzzard: $4,528,654; for Mr. Willkie: $1,885,430; and for Mr. Cross: $2,094,180.

(3)	The amounts shown in this column represent the aggregate grant date fair value of stock awards granted in 2010 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote K to the company’s audited financial statements for the fiscal year ended December 31, 2010 included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011.

(4)	Based on performance relative to pre-established goals for 2010, the Committee authorized payment of annual incentive awards to the named executive officers representing 175% of target performance, subject to adjustment for individual performance.

(5)	The amounts in this column represent the actuarial increase in the present value of the named executive officers’ benefits under all pension plans maintained by the company between December 31, 2009 and December 31, 2010. The amounts calculated were determined with the following assumptions: SFAS No. 87 discount rate of 5.25% for 2010 and 5.75% for 2009, respectively, and an assumed unreduced retirement age (age 65 or 62 with 20 years of service). While amounts appear as a lump sum, the normal form of payment is an annuity payment. None of the named executive officers are guaranteed a specified rate of return on any investment or receive above market earnings in the MeadWestvaco Deferred Income Plan, and thus no amount in this column is attributable to non-qualified deferred compensation earnings.

(6)	The amounts shown in this column for 2010 are derived as follows:

Mr. Luke:

$5,000 reimbursement by the company for financial planning
$9,800 annual contribution by the company to qualified 401(k) savings plan
$119,109 annual contribution by the company to non-qualified savings plan
$5,755 annual life insurance premium paid by the company
$2,500 matching funds paid by MeadWestvaco Foundation to non-profits designated by executive
$4,500 executive health screening paid by company
$68,515 charges for home security services
$3,810 incremental cost of aircraft due to personal usage, which was calculated by dividing the total direct (variable) flight expenses (consisting primarily of fuel, maintenance and landing fees) by the total hours the aircraft was operated during the year. The executive’s hourly usage was multiplied by this annual hourly rate.

Mr. Rajkowski:

$5,000 reimbursement by the company for financial planning
$9,800 annual contribution by the company to qualified 401(k) savings plan
$40,753 annual contribution by the company to non-qualified savings plan
$3,136 annual life insurance premium paid by the company
$2,500 matching funds paid by MeadWestvaco Foundation to non-profits designated by executive
$3,150 executive health screening paid by company
$18,152 related to commuting expenses including lodging
$2,540 incremental cost of aircraft due to personal usage, which was calculated by dividing the total direct (variable) flight expenses (consisting primarily of fuel, maintenance and landing fees) by the total hours the aircraft was operated during the year. The executive’s hourly usage was multiplied by this annual hourly rate.

Mr. Buzzard:

$9,800 annual contribution by the company to qualified 401(k) savings plan
$58,422 annual contribution by the company to non-qualified savings plan
$3,747 annual life insurance premium paid by the company

Mr. Willkie:

$9,800 annual contribution by the company to qualified 401(k) savings plan
$30,304 annual contribution by the company to non-qualified savings plan
$2,602 annual life insurance premium paid by the company
$5,000 matching funds paid by MeadWestvaco Foundation to non-profits designated by executive
$3,150 executive health screening paid by company
$21,048 related to commuting expenses including lodging
$1,835 incremental cost of aircraft due to personal usage, which was calculated by dividing the total direct (variable) flight expenses (consisting primarily of fuel, maintenance and landing fees) by the total hours the aircraft was operated during the year. The executive’s hourly usage was multiplied by this annual hourly rate.

Mr. Cross:

$5,000 reimbursement by the company for financial planning
$9,800 annual contribution by the company to qualified 401(k) savings plan
$35,211 annual contribution by the company to non-qualified savings plan
$2,796 annual life insurance premium paid by the company
$5,000 matching funds paid by MeadWestvaco Foundation to non-profits designated by executive

Grants of Plan Based Awards in 2010

On February 22, 2010, the Compensation and Organization Development Committee (the “Committee”) established 2010 annual incentive awards and made grants under the Company’s 2005 Performance Incentive Plan (amended and restated in 2009) partially in the form of performance-based restricted stock units and partially in the form of non-qualified stock options. The portion of the award delivered as a non-qualified stock option vests in one-third increments on each anniversary of the grant date; the award vests in full on February 22, 2013.

2010 performance-based restricted stock unit awards are first eligible for vesting and payment in 2012 (assuming designated earnings before interest and taxes (EBIT) and economic profit (EP) performance criteria are met) and continue to be eligible for vesting through the end of the performance period, December 31, 2014. Such awards are also subject to threshold (25% of target) and maximum (200% of target) performance levels. In the event of below threshold performance no awards vest. Award terms and conditions are more fully described on page 31.

During the vesting period, dividends on unvested performance-based restricted stock unit awards are credited in the form of additional units subject to the same vesting criteria as the underlying award. No dividend rights attach to non-qualified stock options.

The table below shows the cash and equity awards that were granted to each of the named executive officers during 2010 under various plans.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards or Units (# of awards)	All Other Option Awards (# of awards)(3)	Exercise or Base Price of Option Awards ($)(3)	Grant Date Fair Value of Stock & Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of awards)	Target (# of awards)	Maximum (# of awards)
John A. Luke, Jr.		$583,061	$1,166,121	$6,000,000							N/A
	2/22/2010				62,003	248,010	496,020				$5,910,078
	2/22/2010							0	278,170	$23.83	$1,785,851

E. Mark Rajkowski		$187,798	$375,596	$6,000,000							N/A
	2/22/2010				15,905	63,620	127,240				$1,516,065
	2/22/2010							0	74,500	$23.83	$478,290

James A. Buzzard		$276,204	$552,408	$6,000,000							N/A
	2/22/2010				23,755	95,020	190,040				$2,264,327
	2/22/2010							0	103,830	$23.83	$666,589

Wendell L. Willkie, II		$143,736	$287,472	$6,000,000							N/A
	2/22/2010				9,890	39,560	79,120				$942,715
	2/22/2010							0	43,980	$23.83	$282,352

Mark S. Cross		$167,375	$334,750	$6,000,000							N/A
	2/22/2010				10,985	43,940	87,880				$1,047,090
	2/22/2010							0	57,630	$23.83	$369,985

(1)	These columns reflect threshold, target and maximum amounts potentially payable under the 2010 Annual Incentive Award calculating such amounts based on a percentage of base salary before the five percent voluntary decrease in the named executives’ base salaries from 2008 levels. The maximum payout is merely the individual dollar limit established by the company’s 2005 Performance Incentive Plan Amended and Restated as of January 1, 2009 and does not reflect the Committee’s evaluation of each individual’s performance against goals for the year. See Compensation Discussion and Analysis for discussion of 2010 Annual Incentive Award targets and amounts actually earned in 2010. Payment reflected in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table illustrates above-target performance at 175%, subject to adjustment for individual performance.

(2)	These columns reflect threshold, target and maximum number of performance-based restricted stock units potentially payable under the 2010 awards granted under the company’s 2005 Performance Incentive Plan. The number of shares listed in the maximum column reflects the maximum number that may be earned and settled over the full five-year performance period.

(3)	These columns reflect the number of shares and the exercise price of non-qualified stock options granted under the Company’s 2005 Performance Incentive Plan.

(4)	This amount represents the full grant date fair value of equity awards (options and performance-based restricted stock unit awards) in 2010.

Outstanding Equity Awards At 2010 Fiscal Year End

The table below shows the equity awards that have been previously awarded to each of the named executive officers and which remained outstanding as of December 31, 2010.

	Option Awards(1)						Stock Awards(2)
Name(a)	Number of Securities Underlying Unexercised Options			Number of Securities Underlying Unexercised Unearned Options (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares of Stock That Have Not Yet Vested (g)	Market Value of Unvested Shares of Stock ($)(6) (h)	Equity Incentive Plan Awards: Number of Unvested Units or Shares (i)	Plan Awards: Payout Value of Unearned Shares ($)(6) (j)
	Exercisable (b)	Unexercisable (c)

John A. Luke, Jr.	155,199	0		0	$29.5567	11/27/2011
	50,000	0		0	$31.3750	5/24/2012
	175,000	0		0	$24.0000	1/28/2013
	100,000	0		0	$28.5900	2/23/2014
	192,300	0		0	$28.1750	2/27/2016
	186,580	0		0	$32.1100	2/26/2017
	158,227	79,113	(3)	0	$27.2000	2/25/2018
	255,710	511,420	(4)	0	$9.0800	2/23/2019
	0	278,170	(5)	0	$23.8300	2/22/2020
							0	$0	415,779	$10,876,779
E. Mark Rajkowski	35,000	0		0	$29.6150	8/16/2014
	47,720	0		0	$28.1750	2/27/2016
	51,840	0		0	$32.1100	2/26/2017
	43,120	21,560	(3)	0	$27.2000	2/25/2018
	75,054	150,106	(4)	0	$9.0800	2/23/2019
	0	74,500	(5)	0	$23.83	2/22/2020
							0	$0	110,695	$2,895,781

James A. Buzzard	58,199	0		0	$29.5567	11/27/2011
	20,000	0		0	$31.3750	5/24/2012
	55,000	0		0	$24.0000	1/28/2013
	45,000	0		0	$28.5900	2/23/2014
	85,120	0		0	$28.1750	2/27/2016
	82,600	0		0	$32.1100	2/26/2017
	68,707	34,353	(3)	0	$27.2000	2/25/2018
	111,044	222,086	(4)	0	$9.0800	2/23/2019
	0	103,830	(5)	0	$23.8300	2/22/2020
							0	$0	167,495	$4,381,669

Wendell L. Willkie, II	38,799	0		0	$29.5567	11/27/2011
	20,000	0		0	$31.3750	5/24/2012
	35,000	0		0	$24.0000	1/28/2013
	20,000	0		0	$28.5900	2/23/2014
	28,700	0		0	$28.1750	2/27/2016
	37,130	0		0	$32.1100	2/26/2017
	31,780	15,890	(3)	0	$27.2000	2/25/2018
	51,364	102,726	(4)	0	$9.0800	2/23/2019
	0	43,980	(5)	0	$23.8300	2/22/2020
							0	$0	72,952	$1,908,424

Mark S. Cross	19,525	0		0	$27.9500	6/30/2016
	28,280	0		0	$32.1100	2/26/2017
	25,620	12,810	(3)	0	$27.2000	2/25/2018
	16,494	89,186	(4)	0	$9.08000	2/23/2019
	0	57,630	(5)	0	$23.8300	2/22/2020
							0	$0	72,099	$1,886,110
(1)	Stock options vest with respect to one-third of the shares subject to grant on each of the first three anniversaries of the option’s grant date.

(2)

Performance-based restricted stock units (columns i and j) granted on February 25, 2008 will vest in full on the third anniversary of the grant date, subject to the satisfactory attainment of performance goals attached to such awards as determined by the Committee on February 28, 2011. 2010 performance-based restricted stock units are eligible for accelerated vesting as early as February 22, 2012, but may not vest in full until February 22, 2015, subject to the satisfactory attainment of performance goals attached to such awards as determined by the Committee. Values for performance-based grants in 2008 are calculated on 75% of target performance and 2010 awards are based on target performance. Column i also includes service-based restricted stock units granted on February 23, 2009 that vest in full on the third anniversary of the grant date, February 23, 2012.

(3)	Remaining unexercisable options become exercisable on February 25, 2011.

(4)	One-half of the unexercisable options (representing two-thirds of the original grant) become exercisable on February 23, 2011 and one-half become exercisable on February 23, 2012.

(5)	One-third of the unexercisable options become exercisable on February 22, 2011, one-third become exercisable on February 22, 2012 and one-third become exercisable on February 22, 2013.

(6)	Market values based on stock price of $26.16, which was the closing price on December 31, 2010.

Option Exercises and Stock Vested during Fiscal 2010

This table shows the stock options that were exercised by, and the restricted stock that vested for, each named executive officer during 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
John A. Luke, Jr.	0	$0	59,225	$1,381,414
E. Mark Rajkowski	0	$0	16,456	$383,837
James A. Buzzard	0	$0	26,215	$611,472
Wendell L. Willkie, II	0	$0	11,782	$274,821
Mark S. Cross	28,100	$409,839	8,978	$209,417

Pension Benefits

Qualified Retirement Plan: The company’s qualified retirement plan covers all salaried employees, except for those covered under a cash balance formula, and provides an unreduced benefit payable at age 65 (or 62 if the employee has 20 years of service). None of the named executive officers participate in the cash balance formula. The retirement benefit payable is equal to 1.6% of final average earnings (or pay) times years of benefit service (up to a maximum of 40 years), minus an employee’s primary social security benefit multiplied by 1.25% times years of benefit service (up to a maximum of 40 years of service). The formula is illustrated below:

The normal form of payment is a 50% joint and survivor annuity for married participants and a single life annuity for unmarried participants. Participants may choose optional annuity and installment forms (spousal consent required of married participants). A cash lump sum is not available to any executive listed in the table. Final average pay generally includes all income reported on Form W-2, but excludes long-term incentive compensation, severance pay, retention and hiring bonuses. Final average pay includes the participant’s highest 5 years of pay within the last 10 year period. Employees become 100% vested in their retirement benefit after completing 5 years of service. An employee may retire early and receive a benefit at age 55 (with 5 years of service) subject to reduction for early payment. The reduction, generally, is 3% per year for each year by which the actual retirement date precedes the participant’s 65th birthday and 6% per year for each year by which the actual retirement date precedes the participant’s 62nd birthday. As Messrs. Luke, Buzzard and Willkie are over age 55, they are eligible to retire early based on their service with the company.

The company amended its qualified retirement plan for salaried and non-bargained employees to add a cash balance feature, which generally became effective for existing employees under age 40 as of January 1, 2008 and for existing employees age 40 and older (as of such date) who chose the new cash balance formula. For new employees hired on or after January 1, 2007, the new formula became effective January 1, 2007.

Retirement Restoration Plan: The company maintains a non-qualified retirement restoration plan that mirrors benefits provided under the qualified retirement plan following the same formula but recognizing compensation in excess of the Internal Revenue Code limit, which was $245,000 for 2010. All of the named executive officers are participants in this plan. Benefits are payable in annuity form only and a lump sum is not available.

MeadWestvaco Executive Retirement Plan (“MERP”): The company also maintains a non-qualified supplemental executive retirement plan, whose purpose is to assist in recruiting mid-career executive hires that may forfeit retirement benefits due to early termination from another employer. The plan follows the benefit formula and vesting schedule under the company’s qualified retirement plan described above, but recognizes additional service equal to .75 for each year of actual service completed by an executive up to a maximum number of years equal to the executive’s age at hire minus 30. Generally, plan benefits are payable in annuity form and are subject to reduction for early retirement. In the case of an executive whose service and age equal 80 the reduction for early payment is reduced. Mr. Buzzard is not entitled to additional service under this plan as his age at date of hire minus 30 equals 0. Given Mr. Luke’s long service with the company he accrues limited service under the plan. During 2007 the MERP was amended to close participation to any new executive hired on or after January 1, 2007. During 2008, the MERP was amended to comply with Internal Revenue Code Section 409A and to remove the lump sum benefit payable upon a Change of Control.

Pension Benefits Table at 2010 Fiscal Year End

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each executive, under the company’s defined benefit pension plans determined using interest rate and mortality rate assumptions consistent with those used in the company’s financial statements.

NAME	PLAN NAME	NUMBER OF YEARS OF CREDITED SERVICE (1)(3) (#)	PRESENT VALUE OF ACCUMULATED BENEFIT(2) ($)	PAYMENTS DURING LAST FISCAL YEAR ($)
JOHN A. LUKE, JR.	QUALIFIED	31.667	$1,337,936	$0
	RESTORATION	31.667	$12,979,093	$0
	MERP	31.980	$142,836	$0

E. MARK RAJKOWSKI	QUALIFIED	6.417	$135,490	$0
	RESTORATION	6.417	$460,702	$0
	MERP	11.230	$457,214	$0

JAMES A. BUZZARD	QUALIFIED	32.583	$1,051,259	$0
	RESTORATION	32.583	$5,192,012	$0
	MERP	32.583	$0	$0

WENDELL L. WILLKIE, II	QUALIFIED	16.000	$541,473	$0
	RESTORATION	16.000	$1,336,661	$0
	MERP	25.875	$1,192,671	$0

MARK S. CROSS	QUALIFIED	4.583	$104,563	$0
	RESTORATION	4.583	$267,502	$0
	MERP	8.020	$286,876	$0

(1)	The number of years of credited service includes service recognized under the MERP in excess of actual service performed by the executive. The MERP potentially provides an additional .75 year of credited service for each year of actual service up to a maximum equal to the executive’s age at hire minus 30.

(2)	The Present Value of the Accumulated Benefit (PVAB) was provided by Hewitt Associates as the present value of the December 31, 2010 accrued benefit using the following assumptions: SFAS No. 87 discount rate of 5.25%; the normal form of benefit payment is annuity form; lump sums are assumed payable using the 417(e) mortality table and the November 2010 417(e) lump sum rates without phase in (1.65% for the first 5 years, 4.91% for the next 15 years and 6.52% for the remaining years). Postretirement mortality table used for the annuity calculation is the RP2000 table projected to 2019, (congruent with SFAS No. 87 assumptions); no withdrawal, disability, or death prior to retirement age. The SFAS No. 87 valuations for the qualified and restoration plans have assumptions for these events; the MERP plan only has an assumption for preretirement death; retirement at unreduced retirement age; calculations include both vested and non-vested benefits. While these amounts appear as a lump sum, the normal form of payment under these plans is an annuity.

Non-qualified Deferred Compensation

MeadWestvaco Deferred Income Plan (“DIP”): The company maintains a non-qualified deferred compensation plan that permits executives to voluntarily defer up to 80% of base salary and, annual incentive cash compensation. The plan also operates as an excess benefit plan enabling employees to defer salary and company matching contributions in excess of Internal Revenue Code limits that apply to the company’s qualified 401(k) plan. Any amounts contributed by executives may be allocated towards notional accounts into up to 20 investment funds as directed by the participant except with respect to company matching contributions, which are automatically invested in a company “phantom” stock fund. There is no guaranteed investment return with respect to any of the funds. Executives may choose to receive a distribution of their account balance in the year after termination of employment, or early or normal retirement in either a lump sum or installment payments. Limited in-service withdrawals are permitted based on future dates specified in advance by participants and evidenced by written distribution elections.

The investment funds available to an executive under the deferred income plan generally mirror the investment options available to all employees who participate in the company’s broad based qualified 401(k) savings plan, plus three additional funds which are available to investors.

Non-qualified Deferred Compensation at 2010 Fiscal Year End

The table below presents information on each of the named executive officers’ non-qualified deferred compensation plan accounts for 2010.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR(1)(2)	AGGREGATE EARNINGS IN LAST FISCAL YEAR	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS(3)	AGGREGATE BALANCE AT LAST FISCAL YEAR-END
JOHN A. LUKE, JR.	$46,159	$119,109	$(123,597)	$0	$2,690,420
E. MARK RAJKOWSKI	$25,223	$40,753	$13,460	$0	$371,624
JAMES A. BUZZARD	$36,079	$58,422	$(55,406)	$(119,342)	$2,292,366
WENDELL L. WILLKIE, II	$20,924	$30,304	$(21,764)	$0	$748,012
MARK S. CROSS	$200,103	$35,211	$31,762	$0	$775,112

(1)	Amounts shown as Registrant Contributions in Last Fiscal Year also are included as 2010 compensation in the Summary Compensation Table, in the “All Other Compensation” Column.

(2)	Full company match provided if Internal Revenue Code statutory limitations prevented executive from making desired non-qualified deferrals, including matching company contributions on both deferrals of base salary and annual incentive awards.

(3)	This represents a scheduled in-service withdrawal by Mr. Buzzard.

Potential Payments Upon Termination and Change of Control

The tables below reflect the amount of compensation that would become payable to each of the named executive officers under existing plans and arrangements if the named executive’s employment had terminated on December 31, 2010, given the named executive’s compensation and service levels as of such date and, if applicable, based on the company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, and benefits available to all salaried employees, such as distributions under the company’s 401(k) plan, early retirement subsidy and accrued vacation pay.

The actual amounts that would be paid upon a named executive officer’s termination of employment can be determined only at the time of an executive’s actual separation from the company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the company’s stock price and the executive’s age.

Potential Payments Upon Involuntary Termination

(other than Change of Control)

The table below shows the severance benefits that would be payable to each of the named executive officers who experience an involuntary termination of employment from the company, excluding death, disability or a termination based on “misconduct” as defined in the company’s standard severance plan available to all salaried employees.

	John A. Luke Jr.	E. Mark Rajkowski	James A. Buzzard	Wendell L. Willkie, II	Mark S. Cross
Cash Severance(1)	$2,120,220	$1,155,680	$1,381,020	$958,240	$1,030,000
Post-Termination Health Care(2)	$14,858	$14,858	$16,075	$16,075	$14,858
Outplacement Services and Financial Planning(3)	$10,700	$10,700	$10,700	$10,700	$10,700

Total	$2,145,778	$1,181,238	$1,407,795	$985,015	$1,055,558
(1)	The company maintains a broad-based standard severance plan, which covers all salaried and non-union employees, including the named executive officers and which provides for a cash lump sum severance payment in the amount of 2x base salary for these executives, based on each executive’s base salary in effect prior to the five percent pay adjustment.

(2)	This represents cash lump sum payment in lieu of continued health care for one-year period after termination of employment, based on current health care plan selections.

(3)	This represents the value of nine months of outplacement services, a benefit that is also provided for under the terms of the plan and financial counseling.

Potential Payments Upon Termination – Retirement(1)

The table below shows the value of any stock options, service-based restricted stock units and performance-based restricted stock units whose vesting will be accelerated due to retirement at age sixty-five (or sixty-two with twenty years of service) assuming a December 31, 2010 termination date.

	John A. Luke, Jr.	E. Mark Rajkowski	James A. Buzzard	Wendell L. Willkie, II	Mark S. Cross
Stock Options(2)	$9,383,190	$0	$0	$0	$0
2009 Service-based RSU Award(3)	$610, 696	$0	$0	$0	$0
2008 Performance-based RSU Award(4)	$2,378,751	$0	$0	$0	$0
2010 Performance-based RSU Award(5)	$0	$0	$0	$0	$0

Total	$12,372,637	$0	$0	$0	$0
(1)	This represents incremental compensation associated with a termination due to retirement at age sixty-five (or age sixty-two with twenty years of service) on December 31, 2010; all equity is valued using the closing stock price of $26.16 for MeadWestvaco stock on December 31, 2010.

(2)	This represents the intrinsic value of unvested stock options that vest due to retirement at December 31, 2010.

(3)	This represents the value of one-third of unvested 2009 service-based restricted stock units that vest on December 31, 2010 due to termination on account of retirement.

(4)	This represents vesting of 2008 long-term award reflecting actual performance at approved payout of 80% of target due to retirement pro rated to reflect 34/36, representing the number of whole months of service from the award date to December 31, 2010.

(5)	2010 awards are forfeited in the event of any termination on account of retirement before January 1, 2011.

Potential Payments Upon Termination – Death, Disability(1)

The table below shows the value of any stock options and performance-based restricted stock units whose vesting will be accelerated in the event of termination of employment due to death, disability assuming a December 31, 2010 termination date. Named executive officers are eligible for disability compensation under the company’s disability benefit plans and death benefits under life insurance plans offered by the company to all full-time salaried employees.

	John A. Luke, Jr.	E. Mark Rajkowski	James A. Buzzard	Wendell L. Willkie, II	Mark S. Cross
Stock Options(2)	$0	$2,737,395	$4,035,153	$1,857,033	$1,657,575
2009 Service-based RSU Award(3)	$0	$179,264	$265,194	$122,664	$106,546
2008 Performance-based RSU Award(4)	$0	$648,319	$1,033,060	$477,875	$385,193
2010 Performance-based RSU Award(5)	$0	$0	$0	$0	$0

Total	$0	$3,564,978	$5,333,407	$2,457,572	$2,149,314
(1)	This represents incremental compensation associated with a termination due to death or disability on December 31, 2010; all equity is valued using the closing stock price of $26.16 for MeadWestvaco stock on December 31, 2010.

(2)	This represents the intrinsic value of unvested stock options that would vest or continue to vest due to death or disability; there is no incremental value for Mr. Luke as he is retirement eligible and already eligible for accelerated vesting of stock options.

(3)

This represents the value of unvested 2009 service-based restricted stock units, which vest as of date of death or disability; the values for all named executive officers other than Mr. Luke reflect a 1/3rd proration, based on service for one full year of the three-year vesting period; there is no incremental value for Mr. Luke as he is retirement eligible and already eligible for such pro-ration.

(4)	This represents the vesting of the 2008 long-term performance award, reflecting actual performance and an approved payout of 80% of target. There is no incremental value for Mr. Luke as he is retirement eligible and already eligible for such proration.

(5)	All awards are forfeited for a termination due to death or disability prior to January 1, 2011.

Potential Payments Upon Termination Following a Change of Control

Change of Control Agreements:

Each of the named executive officers is covered by a change of control agreement. These agreements were most recently amended by the company in 2007 to become effective January 1, 2008. The agreements automatically renewed January 1, 2010 for a two-year term ending December 31, 2011. As amended, each change of control agreement provides for continued employment for two years after a change of control on terms substantially similar to those in effect before the change of control. An executive will receive severance benefits in the event of a qualifying termination of employment upon or within two years following a change of control, or prior to a change of control if the termination occurs at the request of a party to the change of control or is otherwise in connection with a change of control. The table below presents the amount that would have been realized by each of the named executive officers if a change of control and immediate termination of employment had occurred as of December 31, 2010.

A qualifying termination is a termination of employment by the company other than for cause or disability, or a termination of employment by the executive for good reason.

Under the change of control agreements, a change of control is defined as:

(1)	acquisition by an individual or entity of 20% of the stock or voting rights of the company;

(2)	contested change in a majority of the company’s board;

(3)	consummation of a business combination, unless (a) more than 60% of the stock and voting rights is retained by the shareholders of the company before the change of control, (b) a majority of the surviving company’s board were members of the company’s board, before the change of control, and (c) no new shareholder owns 20% or more of the resulting company; or

(4)	shareholder approval of a complete liquidation of company.

A merger of equals is defined as a business combination in which (i) at least 50% of the members of the continuing board were members of the company’s board and (ii) either (x) the CEO position in the surviving company is occupied by an individual employed by the company before the business combination or (y) a majority of the leadership positions reporting directly to the CEO of the surviving company are occupied by individuals employed by the company before the business combination.

Good reason means a material reduction in position, duties, responsibilities or salary grade, a failure of the company to comply with the agreement, or a change in the executive’s office location of more than 40 miles. In the event of a merger of equals, however, an executive’s position may be changed as long as the executive continues to have responsibilities that are in the aggregate comparable to the executive’s previous responsibilities, and an across the board change in compensation is not considered a triggering event. In the event of a merger of equals, neither a reduced scope of responsibilities resulting from the fact that the merger has created a larger organization, nor a change in title or reporting responsibilities, shall be the sole basis for good reason.

Cause is defined to mean the executive’s willful and continued failure to perform duties, willful engagement in gross misconduct, or a violation of the company’s Code of Conduct that is materially injurious to the company.

Under the Change of Control Agreements and the terms of equity awards granted after 2005, upon certain terminations of employment following a change of control, executives are provided the benefits described below.

Severance Compensation:

In the event of a qualifying termination of employment following a business combination that is not a merger of equals, a lump sum severance amount is payable to each executive is equal to no more than three times the executive’s compensation, which is defined under the agreement as annual base salary plus average annual incentive compensation paid over the three years before the change of control. Each executive is also entitled to a pro rata bonus for the year of termination and a cash lump sum payment in lieu of health care continuation coverage for a period of three years, plus payment for outplacement services and financial planning. As a condition to receipt of severance benefits, an executive is required to execute a general release of claims against the company. Payment of the severance lump sum amount shall be made within thirty days of the executive’s termination of employment.

Pension Benefits:

In the event of a qualifying termination of employment following a business combination that is not a merger of equals, the executive is entitled to a lump sum payment equal to the actuarial equivalent of the qualified defined benefit and restoration plan benefit (excluding the MeadWestvaco Executive Retirement Plan) that would have been earned if the executive had remained employed by the company during the severance period. This value is disclosed in the table below describing change in control severance payment under the “pension” heading. In the event of a merger of equals business combination, no enhanced pension is payable.

In the event of a business combination that is not a merger of equals, the MERP provides for accelerated vesting of an executive’s benefit, but no immediate payment. During 2008, the company amended the MERP to comply with Internal Revenue Code Section 409A and eliminated the change of control lump sum benefit. The value of the “accelerated vesting” of the MERP benefit is included in the table below describing change in control severance payments, under the “pension” heading. While it appears as a lump sum, it is payable in annuity form.

Equity Acceleration:

Terms and conditions of equity awards (including those for named executive officers) are set forth in individual award agreements, not in change of control agreements. Generally, stock options and restricted stock assumed by an acquirer vest upon an executive’s termination of employment (without cause) within two years following a business combination that is not a merger of equals. In the case of performance-based awards granted prior to 2010, accelerated vesting is prorated based on when the change of control event occurs within the performance period. If the change of control occurs within the first half of the performance period then target performance is assumed. If the change of control occurs within the second half of the performance period then accelerated vesting is prorated based on actual performance. If awards are not assumed by an acquirer, the amounts shown as “intrinsic value of stock options,” “restricted stock” and “performance shares” in the table below would be the value of awards that would become fully vested immediately prior to the change of control event. Unearned

2010 performance-based restricted stock units will be deemed earned as of the change of control (CIC) date on a pro rata basis assuming target performance. Such CIC earned units will then generally vest and become payable on the earlier of (x) one-year following the change of control date, or (y) December 31, 2014, assuming continued employment by the executive through such dates (except in the case of involuntary termination absent cause, death, disability or retirement, in which case the vesting/payment date is accelerated to actual termination date). The pro ration is determined by multiplying the executive’s target award units by a fraction, the numerator of which is the total months of service completed in the performance period and the denominator of which is sixty, subtracting any units earned prior to the change of control. Any dividend equivalent units attached to the underlying award are forfeited except for those dividend equivalents earned prior to the change of control.

Excise Taxes:

The Company has agreed to make each executive covered by a change of control agreement whole for any parachute excise tax imposed under section 4999 of the Internal Revenue Code on a change of control payment, unless the payments are less than 110% of the safe harbor amount. The safe harbor amount is 2.99 times the executive’s average taxable compensation for the five years that ended before the change of control. If the gross-up payment is not made, the amounts payable under the agreement will be reduced by the amount necessary to avoid imposition of the excise tax.

The change of control agreements have a term of two years and were renewed January 1, 2010 for a two-year term through December 31, 2011 and may be extended, unless the company gives one-year advance notice of non-renewal. The named executive officers are not covered by any employment agreement other than the change of control agreements. The table below as of December 31, 2010 reflects the terms and conditions of the change in control agreements in place on January 1, 2008.

Change In Control Severance Payments(1)

	JOHN A. LUKE JR.	E. MARK RAJKOWSKI	JAMES A. BUZZARD	WENDELL L. WILLKIE, II	MARK S. CROSS
CASH SEVERANCE(2)	$6,573,183	$2,872,343	$3,718,029	$2,285,404	$2,525,525
PRO-RATA BONUS(3)	$1,130,951	$379,608	$548,833	$282,681	$326,842
INTRINSIC VALUE OF STOCK OPTIONS(4)	$0	$2,737,395	$4,035,153	$1,857,033	$1,657,575
RESTRICTED STOCK(5)	$1,221,391	$537,791	$795,582	$367,992	$319,638
PERFORMANCE SHARES(6)	$1,336,686	$991,208	$1,545,184	$691,089	$622,014
PENSION(7)	$0	$1,061,697	$1,119,839	$497,766	$784,367
POST-TERMINATION HEALTH CARE(8)	$44,574	$44,574	$48,225	$48,225	$44,574
OUTPLACEMENT SERVICES AND FINANCIAL PLANNING(9)	$10,700	$10,700	$10,700	$10,700	$10,700
VALUE OF BENEFIT PRIOR TO GROSS-UP	$10,317,485	$8,635,316	$11,821,545	$6,040,890	$6,291,235
EXCISE TAX GROSS-UP	$0	$2,430,377	$3,455,058	$1,700,682	$2,202,408

TOTAL	$10,317,485	$11,065,693	$15,276,603	$7,741,572	$8,493,643

(1)	This assumes a stock price of $26.16 and a termination date of December 31, 2010; actual value will vary based on changes in MeadWestvaco’s stock price.

(2)	The change in control cash severance is equal to three times (salary + average annual cash incentive awards over last three years); amounts are based on each executive’s base salary in effect prior to the five percent adjustment in base salary.

(3)	This represents pro-rata bonus (based on three-year average annual incentives) payable upon termination in connection with a change in control.

(4)	This represents intrinsic value of unvested stock options; there is no incremental value for Mr. Luke as he is retirement eligible and already eligible for accelerated vesting.

(5)	This represents the value of unvested service-based restricted stock units, which vest as of termination date under a change in control scenario.

(6)	This represents pro rata vesting of the 2008 long-term performance award at 80% of target, pro-rated at 34/36, for the number of whole months of service from the award date to the time of termination except in the case of Mr. Luke who is retirement eligible and already eligible for such proration. The 2010 award vests at target and is prorated at 12/60.

(7)	This represents incremental pension value upon a change in control attributable to the MeadWestvaco Executive Retirement Plan (MERP) “accelerated vesting,” and enhanced pension under change in control agreement. The MERP benefit is not payable in lump sum form. In the case of Messrs. Cross and Rajkowski, who are not yet age 55 and not fully vested, the full MERP benefit is included in the value reported above; with respect to Mr. Buzzard, the value includes an enhanced retirement subsidy due to his age and long service with the company; in the case of Mr. Luke, this value decreased to zero since the small early retirement subsidy under the enhanced pension does not offset the loss in value for waiting three years for the payment to begin.

(8)	This represents cash lump sum payment in lieu of continued health care coverage for three years after termination of employment.

(9)	This represents the value of nine months of outplacement services and financial counseling for one year.

3.    Proposal for adoption of Amendment and Restatement of the Meadwestvaco Corporation 2005 Performance Incentive Plan

Background

MeadWestvaco Corporation (the “Company”) believes its long-term interests are best advanced by aligning the interests of its key employees with the interests of its stockholders. On February 22, 2005, the Board of Directors adopted the MeadWestvaco Corporation 2005 Performance Incentive Plan (referred to in this proxy statement as the “Plan”), which Plan was approved by the company’s stockholders on April 26, 2005. An amendment and restatement of the Plan was approved by stockholders on April 27, 2009. On February 28, 2011, the Board of Directors adopted an additional amendment and restatement of the 2005 Plan, subject to stockholder approval (referred to in this proxy statement as the “2011 Restatement”). Approval of the 2011 Restatement will permit the Company to continue to use stock-based compensation to align stockholder and employee interest and to motivate employees providing services to the Company.

Purpose and Effect of the 2011 Restatement

The Plan is currently the only active stock incentive plan maintained by the Company for the purpose of granting stock-based compensation awards to employees and officers of the Company. As of December 31, 2010, a total of 2,591,337 shares of the Company’s common stock remained available for new award grants under the Plan. If the 2011 Restatement is approved by stockholders, an additional 8,125,000 shares will be authorized for future grants under the Plan (as described in more detail below under “Summary of the Plan—Shares Authorized”). In addition, the 2011 Restatement, if approved by stockholders, would constitute re-approval of the performance criteria for purposes of Section 162(m) of the Code, as described below under “Section 162(m) of the Code.”

The following table includes information regarding outstanding equity awards (including awards under the Plan and the company’s other equity incentive plans) and shares available for future awards under the Plan (no additional awards may be granted under any of the other equity incentive plans) as of December 31, 2010 (and without giving effect to approval of the 2011 Restatement):

Total shares underlying outstanding stock options and stock appreciation rights	12,708,000
Weighted average exercise price of outstanding stock options and stock appreciation rights	$21.62
Weighted average remaining contractual life of outstanding stock options and stock appreciation rights	6.4 years
Total shares underlying outstanding unvested time-based and performance-based restricted stock unit awards	3,190,000
Total shares currently available for grant	2,591,337

Why You Should Vote For The 2011 Restatement

The Board recommends that the Company’s stockholders approve the 2011 Restatement because it believes the Company’s ability to grant an appropriate number of equity-based awards continues to be crucial in allowing the Company to effectively compete for and appropriately motivate and reward key employee talent. It is in the long-term interest of the Company and its stockholders to strengthen the ability to attract, motivate and retain employees and officers, and to provide additional incentive for those persons through stock ownership and other incentives to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and the Company’s stockholders. The Board of Directors adopted the 2011 Restatement, primarily, because the number of shares available under the Plan as currently in effect does not provide flexibility to adequately provide for future incentives.

Promotion of Good Corporate Governance Practices

The Board believes the use of equity incentive awards promotes best practices in corporate governance by maximizing stockholder value. By providing participants in the Plan with a stake in the Company’s success, the interests of the participants are aligned with those of the Company’s stockholders.

Specific features of the Plan (as modified by the 2011 Restatement) that are consistent with good corporate governance practices include, but are not limited to:

•	options and stock appreciation rights may not be granted with exercise prices lower than the closing price of the underlying shares on the grant date;

•

there can be no repricing of options or stock appreciation rights without stockholder approval, either by canceling the award to issue a replacement award to the participant at a lower price or by reducing the exercise price of the award, or by canceling the award in exchange for cash or another type of award, other than in connection with a change in the Company’s capitalization;

•

the ability to issue full-value awards (awards other than options and stock appreciation rights) is limited by requiring these awards count against the authorized number of shares issuable under the Plan as 2.5 shares for every share so issued, whereas options and stock appreciation rights are counted against the pool on a one-for-one basis;

•

there can be no recycling of shares from exercised awards, meaning shares of common stock subject to an award cannot be made available for issuance if the shares were subject to a stock-settled stock appreciation right and were not issued in the net settlement, were used to pay the exercise price of an option, were delivered or withheld to pay the withholding taxes related to an award, or were repurchased on the open market with the proceeds of an option award; and

•	the 2011 Restatement prohibits the current payment of dividends or dividend equivalent rights on unearned performance awards.

Section 162(m) of the Code

The Board of Directors believes that it is in the best interests of the Company and its stockholders to continue to provide for an equity incentive plan under which compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Plan has been (and with the 2011 Restatement remains) structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). In general, currently under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s Chief Financial Officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Plan, each of these aspects is discussed below, and stockholder approval of the 2011 Restatement will be deemed to constitute re-approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).

Summary of the Plan

The following summary of the material terms of the Plan (as modified by the 2011 Restatement) is qualified in its entirety by reference to the full text of the Plan. A complete copy of the 2011 Restatement of the Plan is attached to this Proxy Statement as Annex A, and is incorporated herein by reference. In the case of any inconsistency between this summary and the Plan, the Plan will govern.

Plan Term: The 2011 Restatement will be effective February 28, 2011, subject to approval by the Company’s stockholders and will terminate with respect to the grant of new awards upon the tenth anniversary of the effective date of the 2011 Restatement.

Award Types: Options, stock appreciation rights, restricted stock (including performance share awards), restricted stock units (including performance share unit awards) and cash incentive compensation awards may be awarded under the Plan.

Shares Authorized: If the 2011 Restatement is approved by stockholders, 8,125,000 shares will be authorized for grants under the Plan on and after January 1, 2009, less one (1) share for every one (1) share of common stock subject to stock options or stock appreciation rights granted under the Plan on and after January 1, 2009, and two and one-half (2.5) shares for every one (1) share of common stock that was subject to awards other than stock options or stock appreciation rights (“full-value awards”) under the Plan granted on and after January 1, 2009.

As described above, if the 2011 Restatement is approved by stockholders, each share issued under full-value awards granted on and after January 1, 2009 will count against the number of shares available under the Plan as 2.5 shares for purposes of debiting against the shares that remain available for issuance under the Plan. Shares issued under options or stock appreciation rights count against the shares available under the Plan as one share. The Board of Directors believes that this formula-based limit will provide the flexibility to change the mix of option and full-value awards to the extent the Board of Directors determines a different mix than currently provided is in the best interests of the Company and stockholders.

Shares of common stock issued under the Plan may be either authorized and unissued shares or previously issued shares acquired by the Company.

Shares subject to awards under the Plan or the MeadWestvaco Corporation 1999 Salaried Employee Stock Incentive Plan, the MeadWestvaco Corporation 1995 Salaried Employee Stock Incentive Plan and the MeadWestvaco Corporation 1996 Stock Option Plan (collectively, the “Prior Plans”) that after December 31, 2008 expire, terminate or are canceled prior to issuance will again be available for issuance under the Plan. However, shares subject to awards under the Plan that are not issued upon the net settlement or net exercise of options or stock appreciation rights, and shares that are delivered to or retained by the Company to pay the exercise price or withholding taxes related to awards and shares repurchased on the open market with the proceeds of option exercises, will not be available for additional grants under the Plan. Any shares added back to the pool of shares available for issuance under the Plan as a result of the expiration, termination or cancellation of an award will be added back as one share if the shares were subject to options or stock appreciation rights granted under the Plan or any of the Prior Plans. Shares so added back to the pool of shares available for issuance under the Plan will be added back as 2.5 shares if the shares were subject to full-value awards granted under the Plan or any of the Prior Plans.

Shares subject to awards made in substitution or exchange for awards granted by a company acquired by MeadWestvaco or its subsidiary, or with which MeadWestvaco or any subsidiary combine(s), do not reduce the shares authorized for grant under the Plan.

Eligibility: Any current or prospective officers or employees of the Company and its subsidiaries, including any director of the Company who is also an employee in his or her capacity as such. The Committee determines which eligible participants will receive awards under the Plan. The Company expects that approximately 600 persons currently would qualify to participate in the Plan.

Administration: The Plan is administered by the Compensation and Organization Development Committee of the Board of Directors. Under NYSE rules, members of the Committee are required to satisfy the NYSE’s standards for independence. The Committee may delegate various functions for the administration of the Plan to employees of the Company excluding the approval of awards under the Plan to executive officers and senior management employees of the Company. Subject to the provisions of the Plan, Committee has the power to do all things necessary or desirable in connection with the administration of the Plan.

Individual Award Limits: No participant may be granted options and stock appreciation rights covering more than 3,000,000 shares over any three fiscal year period. No participant may be granted awards under the Plan that are intended to qualify as performance-based compensation under Section 162(m) covering more than 600,000 shares (other than options or stock appreciation rights) in any one fiscal year, subject to certain anti-dilution and other adjustments. The maximum amount payable pursuant to the portion of incentive compensation awards granted in any one calendar year to any Participant that are denominated in dollars and are intended to qualify as performance based compensation under Section 162(m) is (i) $6,000,000 with respect to awards based on performance over one fiscal year, and, separately (ii) $6,000,000 with respect to awards based on performance over a period longer than one fiscal year.

Stock Options: Under the terms of the Plan, the exercise price for stock options must equal the fair market value of the Company’s common stock on the date of grant and the term of any option may not exceed 10 years. Otherwise, the Committee has discretion to determine any other terms and conditions otherwise consistent with the Plan, including the vesting period. Options granted under the Plan may be either incentive stock options qualifying under Section 422 of the Code (“ISOs”) or options which are not intended to qualify as incentive stock options (“NQSOs”). The exercise price of an option may be paid through various means acceptable to the Committee as described in the Plan. The Plan prohibits repricing stock options without stockholder approval. For purposes of the Plan, a “repricing” means a reduction in the exercise price of a stock option or the cancellation of an option in exchange for cash or another award under the Plan, including another stock option if the exercise price of the option is less than the fair market value of the original stock option.

Stock Appreciation Rights: A stock appreciation right provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted. Stock appreciation rights may be paid in stock, cash or a combination thereof. Stock appreciation rights may be granted either in tandem with or as a component of other awards granted under the Plan or not in conjunction with other awards and may, but need not, relate to a specific option. Stock appreciation rights may not have a term of more than 10 years and are generally subject to the same terms and limitations as options or, when granted tandem to other awards, to the same terms as those other awards. The Plan prohibits repricing stock appreciation rights without stockholder approval. For purposes of the Plan, a repricing of stock appreciation rights has the same meaning as for stock options as discussed above (substituting “stock appreciation rights” for “stock options”).

Restricted Stock and Restricted Stock Units: Restricted stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as specified by the Committee. Restricted stock units are awards denominated in units of shares of common stock under which the issuance of shares is subject to such performance and other conditions as specified by the Committee. The Committee will determine the extent to which awards of restricted stock and restricted stock units may be settled in cash, shares of common stock, or a combination thereof. Participants receiving restricted stock awards are entitled to the voting and dividend rights of the shares of common stock underlying the awards. Participants receiving restricted stock unit awards are not entitled to the voting rights of the underlying shares of common stock, and are entitled to dividend equivalents only to the extent determined by the Committee upon vesting of the underlying award.

Incentive Compensation Awards: The Plan authorizes the grant of incentive compensation awards or the establishment of a program for incentive compensation awards, pursuant to which an individual award or a funding pool from which Participants are paid is contingent upon the achievement of performance criteria specified by the Committee. Each of the Company’s named executive officers will participate in any incentive compensation arrangement or program established under the Plan. The Committee has sole discretion to determine the terms of any incentive compensation arrangement or program, including the maximum amount payable (subject to the applicable maximums as discussed under “Individual Award Limits” above), the performance period, performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria, the timing of any payment, restrictions on an incentive compensation award prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the Plan. Incentive compensation awards are payable in cash or shares of Common Stock as determined by the Committee.

Qualifying Performance Criteria: The Committee may establish performance criteria (including levels of required achievement, where appropriate), determine the number of shares of common stock to be granted, retained, vested, issued or issuable under or in settlement of, or the amount payable pursuant to an award (including any cash payment) which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify a percentage of an award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m), provided that the performance criteria for any portion of an award shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the award is granted. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

For purposes of the Plan, Qualifying Performance Criteria means the following criteria, individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary or one or more joint ventures, either individually, alternatively or in any combination, and measured either annually (or such shorter period specified by the Committee) or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator in the award:

• net sales	• working capital	• net profit after tax

• economic profit	• EVA	• EBIT

• EBITA	• EBITDA	• OBIT

• OBITDA	• gross profit	• operating profit

• cash generation	• cash flow	• unit volume

• stock price	• market share	• asset quality

• return on equity	• return on assets	• return on operating assets

• cost saving levels	• operating income	• market-spending efficiency

• core non-interest income	• change in working capital	• return on invested capital

• return on capital employed	• shareholder return	• shareholder value

• safety case incident rates	• innovation factor (including revenue from new products, number of new products, granting of patents and/or market penetration of new products measurable by pre-established objective criteria)

To the extent consistent with Section 162(m), the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) discontinued operations; (vi) the effect of mergers and acquisitions; and (vii) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Forms 10-K or 10-Q for the applicable year.

Transferability: Generally, awards are only transferable by a recipient’s last will and testament and by the applicable laws of descent and distribution, unless provided otherwise by the Committee and subject to disclosure requirements except that the Committee may provide in an award agreement that a participant may transfer an award to certain family members, family trusts, or family partnerships to the extent permitted by the Committee.

Change of Control: Unless the Committee or the Board of Directors specifies otherwise prior to the change of control of the Company, as defined in the Plan, and assuming the assumption of awards by a successor, a participant who is involuntarily terminated by the Company or successor without cause (excluding voluntary resignation, death, disability or retirement) within twenty-four (24) months following a change of control shall have the ability to exercise any options or stock appreciation rights previously granted to the participant under the Plan (whether or not then vested) in full until the earlier of the award’s original expiration term or a date two years following the employee’s termination of employment. In addition, upon any such involuntary termination, all unvested restricted stock and restricted stock unit awards (other than awards subject to performance-based vesting criteria) shall immediately vest. In the event outstanding awards are not assumed by a successor, participant’s will be entitled to the accelerated vesting and continued exercisability described in the paragraph as if the awards had been assumed and the participant’s employment had been involuntarily terminated as of the date of the change in control.

With respect to performance shares, performance shares units and all other awards subject to performance-based vesting criteria granted prior to January 1, 2009, unless the Committee or the Board of Directors specifies otherwise prior to the change of control, upon the occurrence of a change of control, participants will be entitled to immediate accelerated vesting of a pro-rated portion of such awards based upon the percentage of the relevant performance period that elapsed before the date of the change of control and assuming performance over the entire performance period either (i) if 50% or more of the applicable performance period elapsed prior to the change of control, based on the Company’s actual results through a date (determined by the Committee) that is three (3) months prior to the date of the change of control or (ii) if less than 50% of the applicable performance period elapsed prior to the change of control, at the target level set forth in the applicable award agreement.

With respect to performance shares, performance shares units and all other awards subject to performance-based vesting criteria granted on or after January 1, 2009, unless the Committee or the Board of Directors specifies otherwise prior to the change of control, upon the occurrence of the change of control each participant shall be deemed to have satisfied any performance-based vesting criteria at the target level (as determined by the Committee), and following the change of control any such award will continue to vest based on the time-based vesting criteria, if any, to which the award is subject and will be treated for all purposes (including accelerated vesting upon an involuntary termination as described above) as if such award had only been subject to such time-based vesting criteria.

Adjustments: In the event a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, the Committee (or the Board) shall equitably adjust the number and kind of shares granted under the Plan, the number and kind of shares subject to outstanding stock options and restricted stock awards and the exercise price of outstanding stock options and the number and kind of shares subject to the various limitations under the Plan.

Amendments: The Board of Directors may terminate, amend or discontinue the Plan and the Committee may amend or alter any agreement or other document evidencing an award made under the Plan, provided that no action may be taken without stockholder approval if it would increase the maximum shares of Common Stock for which awards may be granted, reduce the price at which stock options or stock appreciation rights may be granted to less than 100% of fair market value on the date of grant, reduce the exercise price of outstanding stock options or stock appreciation rights, cancel outstanding stock options or stock appreciation rights in exchange for cash or another award, extend the term of the Plan, change the class of persons eligible to be participants, otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements, or increase the individual award limits.

Tax Consequences: The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by Plan participants, who are urged to consult their individual tax advisors.

Stock Options: ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the options must satisfy various other conditions more fully described in the Internal Revenue Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

Restricted Stock and Restricted Stock Units: Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Incentive Compensation Awards: A participant will have taxable income at the time an incentive compensation award becomes payable, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

Company Deduction and Section 162(m): For the individual serving as the chief executive officer of the Company at the end of the taxable year and for the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes, Section 162(m) limits the amount of compensation otherwise deductible by the Company and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” The Company expects that NQSOs, ISOs and stock appreciation rights should qualify as performance-based compensation. The Committee may establish performance conditions and other terms with respect to grants of restricted stock, restricted stock units and incentive compensation awards in order to qualify such grants as performance-based compensation for purposes of Section 162(m).

New Plan Benefits. The benefits that will be awarded or paid under the Plan are not currently determinable. Such awards are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them. Information about awards granted in 2010 under the Plan to the Company’s named executive officers can be found in the table under the heading “Grants of Plan-Based Awards in 2010” on page 40 of this Proxy Statement. As of March 1, 2011, the closing price of a share of the Company’s Common Stock was $28.74.

Vote required for Approval

The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Annual Meeting is required to approve the Plan, provided that at least a majority of the outstanding shares vote on the matter. Unless marked to the contrary, executed proxies received will be voted FOR approval.

The Board of Directors of the Company recommends a vote FOR the approval of the Amendment and Restatement of the MeadWestvaco Corporation 2005 Performance Incentive Plan.

Equity Compensation Plan Information

At December 31, 2010

(shares in thousands)

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column(a))
	(a	)	(b	)	(c	)
Equity compensation plans approved by stockholders(1)	15,898		$21.62		2,591
Equity compensation plans not approved by stockholders(2)	—		—		—

Total	15,898		$21.62		2,591

(1)	Column (a) includes 3,190,000 shares that may be issued in connection with outstanding service-based and performance-based restricted stock unit awards. The number of shares that may be issued in connection with outstanding performance-based restricted stock awards has been calculated at the maximum award level. Column (b) excludes the impact of outstanding restricted stock unit awards as they have no exercise price.

(2)	There are no equity compensation plans of the company that have not been approved by stockholders.

For additional information related to the above plans, see Note K of the company’s Consolidated Financial Statements in Item 8—Financial Statements and Supplementary Data, of the company’s Annual Report on Form 10-K for the year ended December 31, 2010.

4.    Proposal to Approve Advisory Resolution on Executive Compensation

We are asking stockholders to approve an advisory resolution on the company’s executive compensation as reported in this Proxy Statement. We had an outstanding 2010 fiscal year, substantially exceeding the financial goals for our performance based compensation, including:

•	EBIT of $531 million against a target of $425 million

•	Economic Profit of $116 million against a target of $30 million

•	A $205 million increase in Profitable Revenue Growth against a target increase of $170 million

•	Productivity savings of $245 million against a target of $180 million

•	A $31 million reduction in SG&A spend against a target of $25 million.

We believe that our strong pay for performance culture contributed to the company’s success in 2010. Some of the key aspects of our 2010 compensation program include the following:

•	We target named executive officer compensation around the market median for our peer group with additional opportunities based on above target performance

•	Approximately 80 to 90% of compensation is at-risk for our named executive officers

•

We redesigned our 2010 annual and long-term incentive plans based on Economic Profit (EP) goals that reward financial returns that exceed the cost of capital. It is well established that improving EP returns creates long-term value for shareholders.

We have implemented corporate governance best practices with respect to our compensation plans and programs, including the following highlights:

•	Our compensation program includes significant features that enhance alignment with shareholder interests, including our stock ownership guidelines and our compensation clawback policy

•	Our Compensation and Organization Development Committee retains an expert executive compensation consultant

•	We carefully balance risk and incentive under our compensation plans and programs.

The “Compensation Discussion and Analysis” beginning on page 21 of this Proxy Statement, describes in more detail how the company’s executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 38 through 51, which provide detailed information on the compensation of the named executive officers. The Compensation and Organization Development Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of the named executive officers reported in this Proxy Statement has contributed and will contribute to the company’s success in delivering value to shareholders.

In accordance with recently adopted Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2011 Annual Meeting:

RESOLVED, that the compensation paid to the company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and related compensation tables, notes and narrative discussion in the Proxy Statement for the company’s 2011 Annual Meeting of Stockholders is hereby APPROVED.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation and Organization Development Committee will review and consider the voting results when making future decisions regarding the company’s executive compensation program.

The Board of Directors unanimously recommends a vote FOR the advisory resolution on executive compensation.

5.    Proposal to Approve an Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

In addition to the advisory resolution on executive compensation, we are asking stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal No. 4 above should occur every year, every two years or every three years.

After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the company at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While the company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides the company with more direct and immediate feedback on our compensation disclosures. An annual advisory vote on executive compensation also is consistent with the company’s practice of having all directors elected annually and annually providing stockholders the opportunity to ratify the Audit Committee’s selection of independent auditors.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or by abstaining from voting.

We understand that our stockholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation, and we will carefully review the voting results on this proposal. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

The Board of Directors unanimously recommends a vote to conduct future advisory votes on executive compensation “EVERY YEAR.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company’s officers and directors, and persons who own more than 10% of a registered class of the company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file. The company’s administrative staff regularly assists its executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf.

Based solely upon a review of the copies of such reports furnished to the company and of such reports in its possession, and of representations by certain reporting persons, the company believes that all of its directors, executive officers and greater than 10% stockholders complied with all filing requirements under Section 16(a) in 2010, except that a Form 4 for each of the following executive officers (Messrs. Banu, Birkenholz, Buzzard, Cross, Rajkowski, Thomas, Watkins and Willkie and Ms. Cox and Ms. Schreiner) reporting a regular monthly contribution (for April) of MeadWestvaco stock units under the company’s Deferred Income Plan, was not timely reported due to an administrative delay.

Expenses of Solicitation

All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the company. In addition to solicitation by mail, directors, officers and employees of the company may solicit proxies and voting instructions in person, by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The company has retained Georgeson Inc., at an estimated cost of $15,500, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements also will be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Stockholder Proposals and Nominations

Stockholder proposals intended for inclusion in the company’s 2012 Proxy Statement under SEC Rule 14a-8 must be received by the Secretary of the company not later than the close of business on November 18, 2011. In addition, MeadWestvaco’s bylaws outline procedures that stockholders of record must follow to nominate directors or to bring other business before stockholders’ meetings. For a stockholder to nominate a candidate for director at or bring other business before the 2012 Annual Meeting of Stockholders, notice of such nomination or stockholder proposal must be given to the Secretary of the company not earlier than December 20, 2011 and not later than January 19, 2012. Any such notice must contain information and conform to requirements specified in the company’s bylaws, a copy of which can be obtained by contacting the Secretary of the company.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of the company’s shares, your broker, bank or other nominee may only deliver one copy of the company’s proxy statement and annual report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit their request to the company by telephone at (212) 318-5714 or by submitting a written request to Corporate Secretary, MeadWestvaco

Corporation, 299 Park Avenue, New York, New York 10171. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Other Matters

Any stockholder who would like a copy of our 2010 Annual Report on Form 10-K may obtain one, without charge, by addressing a request to the Corporate Secretary, MeadWestvaco Corporation, 299 Park Avenue, New York, New York 10171. The Company’s copying costs will be charged if copies of exhibits to the Form 10-K are requested. You may also obtain a copy of the Form 10-K, including exhibits, from the investor relations portion of our website (http://www.meadwestvaco.com/InvestorRelations/index.htm) by clicking on “SEC Filings.”

Wendell L. Willkie, II

Senior Vice President, General Counsel and Secretary

March 17, 2011

ANNEX A

MeadWestvaco Corporation

2005 Performance Incentive Plan

Amended and Restated Effective February 28, 2011

Article I

Purpose and General Provisions

Section 1.1    Purpose of Plan. The purpose of the MeadWestvaco Corporation 2005 Performance Incentive Plan, as amended and restated (the “Plan”) is to advance the interests of MeadWestvaco Corporation (the “Company”) by attracting, retaining and motivating its employees and by further aligning the interests of the Company’s employees with those of the stockholders of the Company through providing for or increasing their proprietary interest in the Company.

The Plan provides for the grant of Incentive and Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units and Incentive Compensation arrangements, which may be paid in cash or stock or a combination thereof, as determined by the Committee. Any of these Awards may be performance-based, in the discretion of the Committee.

Section 1.2    Definitions. The following terms shall have the meanings set forth below for purposes of the Plan.

(a) “Award” means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Share Unit, or Incentive Compensation arrangement or program granted to or covering a Participant pursuant to the provisions of the Plan, any of which the Committee may structure to qualify in whole or in part as an Award that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m).

(b) “Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Committee implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments approved by the Committee.

(c) “Board of Directors” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

(e) “Committee” has the meaning set forth in Section 1.3.

(f) “Company” means MeadWestvaco Corporation, a Delaware corporation and its successors and assigns.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Incentive Compensation” means a bonus opportunity awarded under Section 3.4 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement.

(i) “Incentive Stock Option” or “ISO” means a stock option that is intended to qualify as an incentive stock option within the meaning of Code Section 422.

(j) “Market Price” on a date means, unless the Committee provides otherwise, the closing price for the Shares on the New York Stock Exchange for that date, or, if no Shares are traded on the New York Stock Exchange on the date in question, then for the next preceding date for which Shares are traded on the New York Stock Exchange or, if the Shares are at any time no longer traded on the New York Stock Exchange, the closing sales price at which the Shares are sold on such other exchange, listing, quotation or similar service, or, if no such closing sales price is available, such other method, consistent with Section 409A of the Code, as the Committee may determine.

(k) “Non-Qualified Stock Option” or “NQSO” means a stock option that does not qualify as an incentive stock option within the meaning of Code Section 422.

(l) “Option” means an ISO and/or a NQSO granted pursuant to Section 3.1 of the Plan.

(m) “Participant” means any individual described in Section 2.1 to whom Awards have been granted from time to time by the Committee and any authorized transferee of such individual.

(n) “Performance Share” means an Award of Restricted Stock, the grant, issuance, vesting, transferability and/or retention of which is conditioned in whole or in part upon performance conditions established by the Committee.

(o) “Performance Share Unit” means a Restricted Stock Unit Award, the grant, issuance, vesting or settlement of which is conditioned in whole or in part upon performance conditions established by the Committee.

(p) “Plan” means the MeadWestvaco Corporation 2005 Performance Incentive Plan as set forth herein and as amended from time to time.

(q) “Prior Plans” means the MeadWestvaco Corporation 1999 Salaried Employee Stock Incentive Plan, the MeadWestvaco Corporation 1995 Salaried Employee Stock Incentive Plan and the MeadWestvaco Corporation 1996 Stock Option Plan.

(r) “Qualifying Performance Criteria” has the meaning set forth in Section 5.1(b).

(s) “Restricted Stock” means Shares granted pursuant to Section 3.3 of the Plan.

(t) “Restricted Stock Unit” means an Award granted to a Participant under Section 3.3 pursuant to which Shares may be issued in the future.

(u) “Shares” means shares of the Company’s common stock, par value $0.01, subject to adjustment as provided in Section 4.1.

(v) “Stock Appreciation Right” means a right granted pursuant to Section 3.2 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Committee, value equal to or otherwise based on the excess of (i) the market price of a specified number of Shares at the time of exercise over (ii) the exercise price of the Stock Appreciation Right.

(w) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Committee in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(x) “Substitute Award” means an Award granted or issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

Section 1.3    Administration.

(a) Administration of the Plan. The Plan shall be administered by the Compensation and Organization Development Committee of the Board of Directors or such other committee of two or more directors as established from time to time by the Board of Directors (the “Committee”). Any power of the Committee may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act, cause an Award that is contingent on the satisfaction of Qualifying Performance Criteria to not qualify for treatment as “performance based compensation” under Code Section 162(m), or violate the listing requirements of the New York Stock Exchange or such other exchange on which the Shares are traded. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(b) Delegation of Authority by the Committee. The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more officers or directors of the Company (who may but need not be members of the Board of Directors) the ability to grant Awards and take the same actions as the Committee described in Section 1.3(c) or elsewhere in the Plan with respect to Participants who are not “executive officers” as defined in Exchange Act Rule 16a-1 or members of the Board of Directors; provided, however, that the resolution so authorizing such Subcommittee shall specify the total number of Awards (if any) such Subcommittee may award pursuant to such delegated authority, and any such Award shall be subject to the form of Award Agreement theretofore approved by the Committee. No officer or officers who are members of any such Subcommittee shall designate himself or herself as a recipient of any Awards granted under authority delegated to such Subcommittee. Any action by any such Subcommittee within the scope of such delegation shall be treated for all purposes as if taken by the Committee and references in this Plan to the Committee shall include any such Subcommittee. In addition, the Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Shares under Awards, to interpret and administer the terms of Award Agreements and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized to grant Awards under the Plan. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee established pursuant to Section 1.3(a) and, to the extent it so provides, any Subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee. The Compensation and Organization Development Committee hereby designates the Secretary of the Company and the head of the Company’s human resource function to assist the Administrator in the administration of the Plan and execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Administrator or the Company.

(c) Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible to be granted Awards under Section 2.1, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares subject to Awards and the exercise or exercise price of such Shares and the circumstances under which Awards become exercisable, vested or settled or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a Change of Control), or other factors; (iv) to establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other documents relating to Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine the extent to which adjustments are required pursuant to Section 4.1; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; (viii) to approve corrections in the documentation or administration of any Award; and (ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(d) Determinations by the Committee. All decisions, determinations and interpretations by the Committee (including by any Subcommittee or by any administrators designated pursuant to Section 1.3(b)) regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(e) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such Award may, if the Committee so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

Section 1.4    Unfunded Plan. The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

Section 1.5    Effective Date. This Plan was originally adopted by the Board of Directors of the Company and became effective on February 22, 2005 (the “Original Effective Date”). This amendment and restatement of the Plan was adopted by the Board of Directors of the Company and became effective on February 28, 2011 (the “Restatement Effective Date”), subject to approval by the Company’s stockholders. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Restatement Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect. The Plan as amended and restated hereunder shall apply to

Awards granted on or after the Restatement Effective Date. Except as specifically provided for herein, the provisions of the Plan in existence prior to this amendment and restatement shall continue to govern Awards granted prior to the Restatement Effective Date.

Article II

Eligibility; Shares Subject to Awards

Section 2.1    Eligibility. Any person who is a current or prospective officer or employee (including any director who is also an employee, in his or her capacity as such) of the Company or of any Subsidiary shall be eligible for selection by the Committee for the grant of Awards hereunder. Options intending to qualify as ISOs may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Committee.

Section 2.2    Shares Subject to the Plan and Limitations on Awards.

(a) Aggregate Limits. The aggregate number of Shares authorized for grant under the Plan on and after the January 1, 2009 shall be 8,125,000, which shall be reduced by one (1) share of Stock for every one (1) Share that was subject to an Option or Stock Appreciation Right granted under the Plan on and after the January 1, 2009 and two and one-half (2-1/2) Shares for every one (1) Share that was subject to an Award other than an Option or Stock Appreciation Right granted under the Plan on and after the January 1, 2009. On and after the January 1, 2009, no awards may be granted under any Prior Plan. The Shares issued pursuant to Awards granted under this Plan may be Shares that are authorized and unissued or Shares that were reacquired by the Company, including Shares purchased in the open market.

(b) Issuance of Shares. If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) on and after the January 1, 2009 any Shares subject to an award under the Prior Plans are forfeited, or an award under the Prior Plans expires or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan. Any Shares that again become available for grant pursuant to the preceding sentence shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and (ii) as two and one-half (2-1/2) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right, and (ii) Shares subject to a Stock Appreciation Right that are not issued in connection with the net settlement of the Stock Appreciation Right on exercise thereof and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plans.

(c) Tax Code Limits. The aggregate number of Shares subject to Options and Stock Appreciation Rights that may be granted under this Plan during any three fiscal year period to any one Participant shall not exceed 3,000,000. The aggregate number of Shares subject to any Award intended to qualify as “performance-based compensation” under Code Section 162(m), other than Options or Stock Appreciation Rights, that may be earned under this Plan with respect to any one fiscal year to any one Participant shall not exceed 600,000. The Share numbers set forth in this Section 2.2(c) shall be calculated and adjusted pursuant to Section 4.1 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m). The aggregate number of Shares that may be issued pursuant to the exercise of

Incentive Stock Options granted under this Plan shall not exceed 8,125,000, which number shall be calculated and adjusted pursuant to Section 4.1 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Code Section 422. The maximum amount that may be earned pursuant to that portion of an Incentive Compensation Award granted under this Plan in any calendar year to any Participant that is denominated in dollars (as opposed to Shares) and is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall not exceed the following separate and distinct limitations: (i) six million dollars ($6,000,000), if performance is measured with respect to a fiscal year, and (ii) six million dollars ($6,000,000), if performance is measured with respect to a period longer than a fiscal year.

(d) Substitute Awards. Substitute Awards shall not be subject to the limits described in Section 2.2(a) above and shall not be subject to any other terms and conditions (for example, vesting and pricing) that apply to shares subject to Awards under the Plan.

Article III

Terms of Awards

Section 3.1    Options.

(a) Option Awards. The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals. Except to the extent provided herein, no Participant shall have any rights as a stockholder with respect to any Shares subject to an Option granted hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical, but each Option must contain and be subject to the terms and conditions set forth below.

(b) Price. The exercise price under each Option shall be established by the Committee and shall not be less than the Market Price of Shares on the date of grant, provided, however, that the exercise price per Share with respect to a Substitute Award may be less than 100% of the Market Value on the date such Option is granted if based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in cash or, to the extent allowed by the Committee, an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares, withholding of Shares deliverable upon exercise, such other method permitted by the Committee or a combination thereof.

(c) No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 4.1), an Option may not be repriced without stockholder approval (including canceling previously awarded Options in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Award).

(d) Provisions Applicable to Options. The Committee may provide at the time of grant that the exercise price of an Option is increased (but not decreased) after the date of grant based on the performance of the Company’s Common Stock price relative to a pre-established index. Unless provided otherwise in the applicable Award Agreement, the vesting period and/or exercisability of an Option shall be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis. Each Option shall expire within a period of not more than ten (10) years from the date of grant.

(e) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 3.1, in the case of the grant of an Option intending to qualify as an ISO: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110 percent of the Market Price of

Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will be deemed to occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Code Section 3401(c) and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 3.1 to the contrary, options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (a) the aggregate Market Price of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, and (b) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Code Section 422).

Section 3.2    Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 3.1. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 3.1; provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option shall have the terms and conditions of such Option. Subject to the provisions of Section 3.1, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Committee.

(b) Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement. Stock Appreciation Rights granted pursuant to the Plan need not be identical, but each Stock Appreciation Right must contain and be subject to the terms and conditions set forth below.

(c) Provisions Applicable to Stock Appreciation Rights. The Committee may grant a Stock Appreciation Right or provide for the grant of a Stock Appreciation Right, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals (which may include Qualifying Performance Criteria). Unless provided otherwise in the applicable Award Agreement, the vesting period and/or exercisability of a Stock Appreciation Right shall be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis. Each Stock Appreciation Right shall expire within a period of not more than ten (10) years from the date of grant.

(d) No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 4.1), a Stock Appreciation Right may not be repriced without stockholder approval (including canceling previously awarded Stock Appreciation Rights in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Award).

Section 3.3    Restricted Stock and Restricted Stock Units.

(a) General. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants selected by the Committee. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions and terms as the Committee deems appropriate. The Committee may specify that all of any part of an Award shall consist of Performance Shares, which shall be subject to the provisions of this Plan applicable to Restricted Stock except that the grant, issuance, vesting and/or transferability of the Shares thereunder are subject in whole or in part to performance conditions established by the Committee. To the extent determined by the Committee, Restricted Stock may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock Units are Awards denominated in units under which the issuance of Shares is subject to such conditions and terms as the Committee deems appropriate. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. The Committee may specify that all of any part of an Award shall consist of Performance Share Units, which shall be subject to the provisions of this Plan applicable to Restricted Stock Units except that the grant, issuance, vesting or settlement of the Award is subject in whole or in part to performance conditions established by the Committee. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b) Award Agreement. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Restricted Stock or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement and/or forfeiture of the Restricted Stock or Restricted Stock Units as may be determined from time to time by the Committee, (v) the term of the performance period, if any, as to which performance shall be measured for such Restricted Stock or Restricted Stock Units, (vi) restrictions on the transferability of the Restricted Stock or Restricted Stock Units, and (vii) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

(c) Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units (including Performance Shares and Performance Share Units) shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee, which may include Qualifying Performance Criteria.

(d) Voting Rights. Unless otherwise determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding Shares on the Company’s stock ledger.

Section 3.4    Incentive Compensation.

(a) General. The Committee may grant or establish a program for Incentive Compensation under which an individual Award or a funding pool from which Participants are paid is contingent upon such performance criteria (including Qualifying Performance Criteria) as the Committee may specify. Under any such arrangement, the Committee shall establish performance criteria and the level of achievement versus such criteria that shall determine the amount payable or available as Incentive Compensation, which criteria may be based on financial performance and/or personal performance evaluations.

(b) Incentive Compensation Arrangements. Each “covered employee” of the Company (as defined and determined under Code Section 162(m)) may be a Participant in any Incentive Compensation arrangement or program established by the Committee, provided that the amount payable to any

Participant pursuant to any such Incentive Compensation arrangement or program shall be subject to reduction as provided in Section 3.4(d). In establishing an Incentive Compensation arrangement or program, the Committee shall set forth terms, to the extent applicable, regarding: (i) the maximum amount payable as Incentive Compensation or a formula for determining such; (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment; (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment; (iv) the timing of any payment earned by virtue of performance; (v) any forfeiture provisions; and (vi) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The terms of any Incentive Compensation arrangement or program shall be set forth in writing and may take the form of an Award Agreement or Award Agreements, term sheet or other document or documents as the Committee shall determine.

(c) Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Compensation. Subject to the limitations described in Section 2.2(c), payment of the amount due any Participant as Incentive Compensation may be made in cash or in Shares, as determined by the Committee. The Committee may, but need not, allow a Participant to defer, in a manner consistent with Code Section 409A, under any plan or arrangement established by it receipt of any amounts or Shares otherwise payable as Incentive Compensation.

(d) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Compensation arrangement on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

Article IV

Adjustment of and Changes to Common Stock; Change of Control

Section 4.1    Adjustment of and Changes to Common Stock.

(a) In the event of a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or another such transaction or event, then the number and kind of Shares that have been authorized for issuance under the Plan, whether such Shares are then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 2.2 of this Plan, shall be equitably adjusted by the Committee to reflect such increase or decrease or change in the kind of securities outstanding. The terms of each outstanding Award shall also be equitably adjusted by the Committee as to price, number and kind of Shares subject to such Award and other terms to reflect the foregoing events.

(b) In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which Shares shall have been exchanged, whether by reason of a change of control, other merger, consolidation or otherwise, then the Committee shall make such equitable adjustments to the number and kind of Shares that have been authorized for issuance under the Plan, whether such Shares are then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 2.2 of this Plan. The terms of each outstanding Award shall also be equitably adjusted by the Committee as to price, number and kind of Shares subject to such Award and other terms to reflect the foregoing events. In addition, in the event of a change described in this paragraph that does not occur in connection with a Change of Control, the Committee may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion. Notwithstanding anything to the contrary herein, any adjustment to ISOs granted pursuant to this Plan shall comply with the requirements, provisions and restrictions of Code Section 424, and any adjustment to NQSOs granted pursuant to this Plan shall comply with the requirements, provisions and restrictions of Code Section 409A.

(c) No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 4.1. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to the holder of each Award that shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

Section 4.2    Change of Control.

(a) Effect of Change of Control upon Certain Stock Awards. Unless the Committee or the Board specifies otherwise in the terms of an Award prior to a Change of Control event, this Section 4.2(a) shall govern the treatment upon or following a Change of Control of any Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, the vesting and/or settlement of which is based solely upon continued employment or the passage of time. In the case of an Award subject to this Section 4.2(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains immediately following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change in Control), if there occurs an involuntary termination without Cause of the Participant holding such Award (excluding voluntary resignation, death, disability or retirement) within twenty four months following the Change of Control such Award shall be treated as provided in clause (i) or (ii) of this Section 4.2(a), as applicable. In the case of an Award subject to this Section 4.2(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control such Award shall be treated as provided in clause (i) or (ii) of this Section 4.2(a), as applicable. The treatment provided for under this Section 4.2(a) is as follows:

(i) in the case of an Option or a Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option not previously exercisable, until the earlier of the expiration of the Option or Stock Appreciation Right under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the Option or Stock Appreciation Right) following such date of termination of employment; and

(ii) in the case of Restricted Stock or Restricted Stock Units, the Award shall become fully vested and shall be settled in full.

The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a transaction intended to result in a Change of Control, no provision is made in such transaction for the assumption and continuation of outstanding Awards.

(b) Effect of Change of Control upon Performance-Based Awards. Unless the Committee or the Board specifies otherwise in the terms of an Award prior to a Change of Control event, the treatment of any Award in which the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on performance criteria and level of achievement versus such criteria shall be as specified in this Section 4.2(b).

(i) With respect to Awards granted prior to the January 1, 2009, in the case of an Award subject to this Section 4.2(b) in which fifty percent (50%) or more of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of such Award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. With respect to Awards granted prior to the January 1, 2009, in the case of an Award subject to this Section 4.2(b) in which less than fifty percent (50%) of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of the target amount of such Award, as determined by the Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. With respect to Awards granted prior to the January 1, 2009, the Committee may determine either prior or after such Change of Control event the treatment of the pro-rata portion of an Award attributable to the portion of the performance period occurring after the date of the Change of Control.

(ii) With respect to Awards granted on or after the January 1, 2009, in the case of an Award subject to this Section 4.2(b), upon the occurrence of the Change of Control the Participant shall be deemed to have satisfied any performance-based vesting criteria at the target level (as determined by the Committee prior to the Change of Control), and following the Change of Control any such Award shall continue to vest based on the time-based vesting criteria, if any, to which the Award is subject. In addition, any Award subject to this Section 4.2(b)(ii) that the acquiring or surviving company in the Change of Control assumes upon and maintains immediately following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change in Control), if there occurs an involuntary termination without Cause of the Participant holding such Award (excluding voluntary resignation, death, disability or retirement) within twenty four months following the Change of Control such Award shall be treated as provided in clause (i) or (ii) of Section 4.2(a), as applicable. In the case of an Award subject to this Section 4.2(b)(ii) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control such Award shall be treated as provided in clause (ii) of Section 4.2(a), as applicable.

(c) Definition of “Change of Control”. Unless the Committee or the Board shall provide otherwise, “Change of Control” shall mean an occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that constitutes a “Merger of Equals” as defined in Section 4.2(c)(iii) of this Plan; or

(ii) Individuals who, as of the Original Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Original Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case, unless such Business Combination constitutes a “Merger of Equals.” A Business Combination shall constitute a “Merger of Equals” if, following such Business Combination, either:

(A)(1) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan (or related trust) of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the Resulting corporation or the combined voting power of the then outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(B) immediately after such Business Combination (1) at least 50% of the members of the Resulting Board are individuals who were members of the Incumbent Board (as defined in Section 4.2(c)(ii)) at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination, and (2) either (x) the position of chief executive officer of the Resulting Corporation is occupied by an individual who was employed by the Company immediately before such Business Combination, or (y) a majority of the leadership positions reporting directly to the chief executive officer of the Resulting Corporation are occupied by individuals who were employed by the Company immediately before such Business Combination.

or (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, which liquidation or dissolution is subsequently completed.

Article V

Performance-Based Compensation

Section 5.1    Qualifying Performance-Based Compensation.

(a) General. The Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m), provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee. Within the time period required under Code Section 162(m), the Committee will establish the Qualifying Performance Criteria for the performance period and the formula or payout that is contingent upon satisfaction of the Qualifying Performance Criteria. This may take the form of a matrix under which threshold, target and amounts in excess of target are payable based upon satisfaction of the Qualifying Performance Criteria. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an Award intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) may, to the extent specified by the Committee with respect to the Award, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. Awards based on Qualifying Performance Criteria can be granted in the same fiscal year and be based on overlapping performance periods.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually (or such shorter period specified by the Committee) or cumulatively over a period of years, on an absolute basis or relative basis, on a per-share basis and/or against a target, past performance or peer group performance, in each case as specified by the Committee: (i) net sales; (ii) working capital; (iii) net profit after tax; (iv) economic profit; (v) EVA; (vi) EBIT; (vii) EBITA; (viii) EBITDA; (ix) OBIT; (x) OBITDA; (xi) gross profit; (xii) operating income or operating profit; (xiii) cash generation; (xiv) cash flow; (xv) unit volume; (xvi) stock price; (xvii) market share; (xviii) asset quality; (xix) return on equity; (xx) return on assets; (xxi) return on operating assets; (xxii) cost saving levels; (xxiii) operating income; (xxiv) marketing-spending efficiency; (xxv) core non-interest income; (xxvi) change in working capital; (xxvii) return on invested capital; (xxviii) return on capital employed; (xxix) shareholder return; (xxx) shareholder value; (xxxi) safety case incident rates; and (xxxii) innovation factor (including revenue from new products, number of new products, granting of patents and/or market penetration of new products measurable by pre-established objective criteria).

(c) Adjustments. Subject to the limits imposed under Code Section 162(m) for Awards that are intended to qualify as “performance based compensation,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine. Moreover, to the extent consistent with Code Section 162(m), the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) discontinued operations; (vi) the effect of mergers and acquisitions; and (vii) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Forms 10-K or 10-Q for the applicable year.

(d) Administration. To the extent consistent with Code Section 162(m), the Committee may delegate to one or more of its members or to appropriate employees of the Company the responsibility to carry out any purely ministerial responsibilities in connection with the Plan; provided, that in no event shall the following responsibilities be considered ministerial, and they shall be carried out by only the Committee acting by decision of the majority of its members: (i) the designation of Participants; (ii) the establishment of the terms and conditions of Award Opportunities; (iii) the certification of the achievement of Performance Goals; (iv) the determination of the actual Awards intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) to be made to Participants; and (v) any other responsibilities that must be carried out by a committee of outside directors for purposes of Code Section 162(m).

Article VI

Additional Terms Applicable to Awards

Section 6.1    Dividends and Distributions. The Committee may, but need not, provide that dividends or dividend equivalents shall be payable in connection with or as an arrangement separate from any Awards except that dividends or dividend equivalents shall not be payable in connection with Options or Stock Appreciation Rights, and, unless the Committee provides otherwise, Shares of Restricted Stock that remain subject to any restriction shall accrue dividends. The Committee may provide that any dividends or dividend equivalents may be paid in cash or in Shares or may be deemed reinvested into additional Shares, and may provide that such dividends or dividend equivalents will be paid at the same time dividends are paid to the Company’s shareholders or made subject to the same terms, conditions and restrictions as the Awards with respect to which they accrued or to such other terms and conditions as the Committee may specify. Notwithstanding anything herein to the contrary, in no event shall dividends or dividend equivalents be currently payable with respect to unvested or unearned Performance Shares or Performance Share Units.

Section 6.2    Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

Section 6.3    Transferability. Each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Committee, a Participant may transfer an Award (other than an Incentive Stock Option) to any “family member” of the Participant (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8.

Section 6.4    Suspension or Termination of Awards. Except as otherwise provided by the Committee, if at any time (including after a notice of exercise has been delivered or an Award has vested) the Chief Executive Officer or any other person designated by the Committee (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 6.4, the Authorized Officer or the Committee may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Committee or an Authorized Officer determines a Participant has violated the Company’s Code of Conduct or has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty or deliberate disregard of

Company or Subsidiary rules resulting in loss, damage or injury to the Company or any Subsidiary, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Committee or Authorized Officer, (a) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (b) the Participant will forfeit all outstanding Awards, and (c) the Participant may be required to return and/or repay to the Company any then unvested Shares previously issued under the Plan. In making such determination, the Committee or an Authorized Officer may give the Participant an opportunity to submit written comments, documents, information and arguments to be considered by the Authorized Officer and/or the Committee.

Awards shall be subject to the Policy of Recoupment adopted by the Board of Directors or the Committee.

Section 6.5    Compliance with Laws and Regulations. This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any foreign, federal, state or local law or any ruling or regulation of any government body that the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Stock Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

Section 6.6    Tax Treatment of Awards. To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Market Price equal to the minimum amount required to be withheld or paid, or by having such Shares sold on the New York Stock Exchange. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee. Unless the Committee specifies otherwise in the terms of an Award Agreement, as a condition to receiving any Award, Participants shall waive and not be entitled to make an election to be taxed currently under Code Section 83(b).

Section 6.7    Amendment of the Plan or Awards. The Board may amend, alter or discontinue this Plan, and the Committee may amend or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 4.1, no such amendment shall, without the approval of the stockholders of the Company:

(a) increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) reduce the price at which Options or Stock Appreciation Rights may be granted below the price provided for in Section 3.1(b);

(c) reduce the exercise price of outstanding Options or Stock Appreciation Rights;

(d) cancel outstanding Options or Stock Appreciation Rights in exchange fro cash or other Awards;

(e) extend the term of this Plan;

(e) change the class of persons eligible to be Participants;

(f) otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements; or

(g) increase the individual maximum limits in Section 2.2(c).

No amendment or alteration to the Plan, an Award or an Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control (as defined herein or in the applicable Award Agreement) that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Section 6.8    No Liability of Company. The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence to any Participant or other person due to the receipt, exercise, vesting, settlement or forfeiture of any Award granted hereunder.

Section 6.9    Non-Exclusivity of Plan. Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 6.10    Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

Section 6.11    Arbitration of Disputes. In the event a Participant or other holder of an Award or person claiming a right under an Award or the Plan believes that a decision by the Committee with respect to such person or Award was arbitrary or capricious, the person may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Participant or other Award holder has proven that the Committee’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Committee’s decision. Participants, Award holders and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review.

Notice of demand for arbitration shall be made in writing to the Company within thirty (30) days after the applicable decision by the Committee. The arbitrator shall be selected by the Company. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. Each side shall bear its own fees and expenses, including its own attorney’s fees, and each side shall bear one half of the arbitrator’s fees and expenses. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

Section 6.12    No Right to Employment, Reelection or Continued Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Accordingly, subject to Sections 1.5 and 6.7, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board of Directors without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

Section 6.13    Section 409A Addendum.

(a) Compliance With Law. The Plan is intended to comply with the requirements of Code Section 409A, to the extent applicable. Each Award shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of Code Section 409A or (ii) satisfies the requirements of Code Section 409A. If an Award is subject to Code Section 409A, (i) distributions shall only be made in a manner and upon an event permitted under Code Section 409A, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Code Section 409A, (iii) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Code Section 409A, and (iv) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Code Section 409A.

(b) Section 409A Distribution Date for Key Employees. Any Award that is subject to Code Section 409A and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Code Section 409A. If a distribution is delayed pursuant to Code Section 409A, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Code Section 416(i) and the “specified employee” requirements of Code Section 409A.

(c) Change of Control – Restricted Stock Units. Upon a Change of Control, outstanding Restricted Stock Units shall vest and be payable in accordance with Section 4.2(a), provided that if a Restricted Stock Unit is subject to Code Section 409A, distributions with respect to such Restricted Stock Unit shall be made in accordance with Code Section 409A. If required under Code Section 409A, the Restricted Stock Unit shall vest as and to the extent provided in Section 4.2(a) with respect to the Change of Control, but distribution shall be made upon the earlier of (i) the date of the Participant’s separation from service or (ii) the date on which the distribution would otherwise have been made upon vesting of the Restricted Stock Unit had no Change of Control occurred. If distribution is delayed after a Change of Control, the Committee may determine that (x) the Restricted Stock Unit will be converted into the right to receive the same consideration per Share as is payable to the other stockholders of the Company upon the consummation of the Change of Control and (y) the cash consideration the Participant is entitled to receive upon such conversion will be placed in an interest bearing account until paid upon the relevant date.

(d) No Representations or Warranties. Notwithstanding anything in the Plan or any Award agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of Code Section 409A. Although the Company intends to administer the Plan to prevent taxation under Code Section 409A, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

NOTES

MeadWestvaco Corporation

501 South 5th Street

Richmond, Virginia 23219-0501

http://www.mwv.com

Corporate Secretary

Telephone 212-318-5714

For stockholder information

Call toll free 1-800-432-9874

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone votes must be received by 5 p.m., eastern daylight time, on Sunday, April 17, 2011 to be counted in the final tabulation.

MWV

MeadWestvaco Corporation

INTERNET

http://www.proxyvoting.com/mwv

Use the Internet to vote your proxy.

Have your proxy card in hand when you

access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote

your proxy. Have your proxy card in

hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO# 93388

FOLD AND DETACH HERE

The Board of Directors recommends a vote “FOR” all nominees listed below, “FOR” proposal 2, “FOR” proposal 3, “FOR” proposal 4 and “FOR” 1 Year on Proposal 5.

Please mark your votes as

indicated in this example

1. Election of our

eleven directors nominees:

1.1 Michael E. Campbell

1.2 Dr. Thomas W. Cole, Jr.

1.3 James G. Kalser

1.4 Richard B. Kelson

1.5 James M. Kilts

1.6 Susan J. Kropf

FOR

AGAINST

ABSTAIN

1.7 Douglas S. Luke

1.8 John A. Luke, Jr.

1.9 Robert C. McCormack

1.10 Timothy H. Powers

1.11 Jane L. Warner

FOR

AGAINST

ABSTAIN

Proposal 2. the ratification of the appointment of our independent accounting firm;

Proposal 3. approval of an amendment and restatement of the MeadWestvaco Corporation 2005 Performance Incentive Plan;

Proposal 4. approval of an advisory resolution on executive compensation;

FOR

AGAINST

ABSTAIN

The Board of Directors recommends that you vote ONE YEAR on item 5 below.

1 year

2 years

3 years

Abstain

Proposal 5. approval of an advisory vote on the frequency of future advisory votes on executive compensation.

The proxies or, in the case of the MeadWestvaco Corporation Savings Plans, the Trustee, are directed to vote as specified above and in their discretion on any matters properly coming before the meeting and any adjournment thereof. If no direction is made, the proxies will vote FOR all nominees listed above, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR 1 Year on Proposal 5. Please date, sign and return this proxy promptly. Please sign exactly as your name appears on this proxy. If signing for estates, trusts or corporations, title should be stated.

Mark Address Here Change for SEE or Comments REVERSE

Please Sign, Date and Return the Proxy Card Promptly. When signing as attorney, executor, administrator, trustee or guardian, give full title. If more than one trustee, all should sign.

Signature Signature

Date

You can now access your MeadWestvaco Corporation account online.

Access your MeadWestvaco Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for MeadWestvaco Corporation, now makes it easy and convenient to get current information on your shareholder account.

View account status View payment history for dividends

View certificate history Make address changes

View book-entry information Obtain a duplicate 1099 tax form

Visit us on the web at www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the Internet at www.meadwestvaco.com/proxymaterials

FOLD AND DETACH HERE

MWV

MEADWESTVACO CORPORATION

ANNUAL MEETING OF MEADWESTVACO STOCKHOLDERS, APRIL 18, 2011

The undersigned holder(s) of Common Stock of MEADWESTVACO CORPORATION, a Delaware corporation (hereinafter referred to as the “company”), hereby appoints Wendell L. Willkie, II, and John J. Carrara (the “Proxies”) and either of them, attorneys of the undersigned, each with power of substitution, to vote all of the Common Stock of the undersigned entitled to vote at the Annual Meeting of MeadWestvaco Stockholders to be held at the Waldorf=Astoria Hotel, 301 Park Avenue, New York, NY, on Monday, April 18, 2011 and at any and all adjournments or postponements of such meeting, upon the matters set forth on the reverse side hereof, and the Proxies are authorized to vote in their discretion, upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of the company. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instructions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors.

For participants in the MeadWestvaco Corporation Savings Plans: As to those shares of Common Stock of MeadWestvaco Corporation that are held for me in the aforementioned Plans, by signing this card, I instruct the Trustee of such Plans to sign a proxy for me in substantially the form set forth on the reverse side. Voting rights will be exercised by the Trustee as directed. If no instructions are received, the Trustee shall vote the shares as directed by the MeadWestvaco Corporation Benefit Plans Investment Policy Committee or its designee.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY P.O. BOX MELLON 3550 SHAREOWNER SERVICES

SOUTH HACKENSACK, NJ 07606-9250

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(CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE SIDE) 93388